POOLING AND SERVICING AGREEMENT
                  Dated as of December 6, 1995


                          by and among


       Prudential Securities Secured Financing Corporation
                           (Depositor)

                               and

                  Irwin Home Equity Corporation
                           (Servicer)

                               and

                 The Chase Manhattan Bank, N.A.
                            (Trustee)

Prudential Securities Secured Financing Corporation Trust 1995-2

                   Mortgage Loan Certificates,
                          Series 1995-2
      Class A and Class R and the Exchangeable Certificate






                           TABLE OF CONTENTS


                                                                         Page

                               ARTICLE I

                              Definitions

Section 1.1     Certain Defined Terms ..................................      1
Section 1.2     Provisions of General Application ......................     30


                              ARTICLE II

                    Establishment of the Trust Sale
                   and Conveyance of the Trust Fund

Section 2.1     Sale and Conveyance of Trust Fund; Priority and Subordination
                of Ownersbip Interests; Establishment of the Trust ......    31
Section 2.2     Possession of Mortgage Files; Access to Mortgage Files ..    31
Section 2.3     Delivery of Mortgage Loan Documents .....................    32
Section 2.4     Acceptance by Trustee of the Trust Fund; Certain
                Substitutions; Certification by Trustee .................    35
Section 2.5     Designations under REMIC Provisions; Designation of Startup
                Day .....................................................    37
Section 2.6     Execution of Certificates ...............................    37
Section 2.7     Application of Principal and Interest ...................    37
Section 2.8     Grant of Security Interest ..............................    37
Section 2.9     Further Assurances; Power of Aflomey ....................    38

                              ARTICLE III

                    Representations and Warranties

Section 3.1     Representations of the Servicer .........................    39
Section 3.2     Representations, Warranties and Covenants of the Depositor   40
Section 3.3     Purchase and Substitution ...............................    42
Section 3.4     Servicer Covenants  .....................................    43

                              ARTICLE IV

                           The Certificates

Section 4.1     The Certificates ........................................    45
Section 4.2     Registration of Transfer and Exchange of Certificates ...    45
Section 4.3     Mutilated, Destroyed, Lost or Stolen Certificates .......    52
Section 4.4     Persons Deemed Owners ...................................    52


                                     i





                                                                           Page

                               ARTICLE V


          Administration and Servicing of the Mortgage Loans


Section 5.1   Appointment of the Servicer ..............................     53
Section 5.2   Subservicing Agreements Between the Servicer and Subservicers  55
Section 5.3   Collection of Certain Mortgage Loan Payments; Collection
              Account ..................................................     56
Section 5.4   Permitted Withdrawals from the Collection Account ........     58
Section 5.5   Payment of Taxes, Insurance and Other Charges ............     60
Section 5.6   Maintenance of Casualty Insurance ........................     60
Section 5.7   Servicer Account .........................................     61
Section 5.8   Fidelity Bond; Errors and Omissions Policy ...............     62
Section 5.9   Collection of Taxes, Assessments and Other Items .........     62
Section 5.10  Periodic Filings with the Securities and Exchange Commission;
              Additional Information ...................................     63
Section 5.11  Enforcement of Due-on-Sale Clauses; Assumption Agreements      63
Section 5.12  Realization upon Defaulted Mortgage Loans ................     64
Section 5.13  Trustee to Cooperate; Release of Mortgage Files ..........     66
Section 5.14  Servicing Fee; Servicing Compensation ....................     67
Section 5.15  Reports to the Trustee; Collection Account Statements ....     67
Section 5.16  Annual Statement as to Compliance ........................     68
Section 5.17  Annual Independent Public Accountants' Servicing Report ..     68
Section 5.18  [Reserved]................................................     68
Section 5.19  Reports to be Provided by the Servicer ...................     68
Section 5.20  Adjustment of Servicing Compensation in Respect of Prepaid
              Mortgage Loans............................................     69
Section 5.21  Periodic Advances .........................................    69
Section 5.22  Indemnification; Third Party Claims .......................    70
Section 5.23  Maintenance of Corporate Existence and Licenses; Merger or
              Consolidation of the Servicer..............................    71
Section 5.24  Assignment of Agreement by Servicer; Servicer Not to Resign    71


                              ARTICLE VI


                      Distributions and Payments


Section 6.1 Establishment of Certificate Account and Exchangeable Certificate Account; Deposits to the Certificate
                 Account and Exchangeable Certificate Account ............   72
Section 6.2      Permitted Withdrawals From the Certificate Account and the
                 Exchangeable Certificate Account.........................   73

Section 6.3      Collection of Money .....................................   74
Section 6.4      The Reserve Account and the Certificate Insurance Policy    74
Section 6.5      Distributions ...........................................   76
Section 6.6      Investment of Accounts ..................................   78


                                       ii





                                                                         Page

Section 6.7     Reports by Trustee........................................   79
Section 6.8     Additional Reports by Trustee and by Servicer ............   81
Section 6.9     Compensating Interest ....................................   82
Section 6.10    Effect of Payments by the Certificate Insurer; Subrogation   82
Section 6.11    Exchanges; Tender of Exchangeable Certificate ............   82

                              ARTICLE VII

                                Default

Section 7.1     Events of Default ........................................   86
Section 7.2     Trustee to Act; Appointment of Successor .................   87
Section 7.3     Waiver of Defaults .......................................   89
Section 7.4     Mortgage Loans, Trust Fund and Accounts Held for Benefit of the
                Certificate Insurer ......................................   89


                             ARTICLE VIII

                              Termination

Section 8.1     Termination ..............................................   91
Section 8.2     Additional Termination Requirements ......................   92
Section 8.3     Accounting Upon Termination of Servicer ..................   93


                              ARTICLE IX

                              The Trustee

Section 9.1    Duties of Trustee ........................................    94
Section 9.2    Certain Matters Affecting the Trustee ....................    99
Section 9.3    Trustee Not Liable for Certificates or Mortgage Loans ....   100
Section 9.4    Trustee May Own Certificates .............................   100
Section 9.5    Trustee's Fees and Expenses; Indemnity ...................   100
Section 9.6    Eligibility Requirements for Trustee .....................   101
Section 9.7    Resignation and Removal of the Trustee ...................   101
Section 9.8    Successor Trustee ........................................   102
Section 9.9    Merger or Consolidation of Trustee .......................   103
Section 9.10   Appointment of Co-Trustee or Separate Trustee ............   103
Section 9.11   Tax Returns OlD Interest Reporting .......................   104
Section 9.12   Retirement of Certificates ...............................   104







                                    iii





                               ARTICLE X

                       Miscellaneous Provisions

Section 10.1   Limitation on Liability of the Depositor and the Servicer    105
Section 10.2   Acts of Certificateholders; Certificateholders' Rights ..    105
Section 10.3   Amendment ...............................................    106
Section 10.4   Recordation of Agreement  ...............................    107
Section 10.5   Duration of Agreement  ..................................    107
Section 10.6   Notices  ................................................    107
Section 10.7   Severability of Provisions ..............................    107
Section 10.8   No Partnership ..........................................    108
Section 10.9   Counterparts  ...........................................    108
Section 10.10  Successors and Assigns ..................................    108
Section 10.11  Headings  ...............................................    108
Section 10.12  The Certificate Insurer Default  ........................    108
Section 10.13  Third Party Beneficiary .................................    108
Section 10.14  Intent of the Parties ...................................    108
Section 10.15  Appointment of Tax Matters Person .......................    108
Section 10.16  GOVERNING LAW; CONSENT TO JURISDICTION; WMVER
               OF JURY TRIAL ...........................................    109

                                    iv





                                      EXHIBITS


EXHIBIT A          Certificate Insurance Policy
EXHIBIT B-1        Form of Class A Certificate
EXHIBIT B-2        Form of Class R Certificate
EXHIBIT B-3        Form of Exchangeable Certificate
EXHIBIT C          Mortgage File
EXHIBIT D          Mortgage Loan Schedule
EXHIBIT E          Trustee's cIa'owledgement of Receipt of files
EXHIBIT F          Initial Certification of Trustee
EXHIBIT G          Final Certification of Trustee
EXHIBIT H          Request for Release of Documents
EXHIBIT I          Transfer Affidavit and Agreement
EXHIBIT J          Transferor's Certificate
EXHIBIT K          ERISA Investment Representation Letters
EXHIBIT L          Delinquency Collection Policies and Procedures
EXHIBIT M          Certificate Re: Prepaid Loans
EXHIBIT N          Representation Letter



                                   v








This Pooling and Servicing Agreement, relating to Prudential Securities Secured Financing Corporation Trust 1995-2, dated as of December 6, 1995, by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, in its capacity as depositor of the Trust (the "Depositor"), Irwin Home Equity Corporation, an Indiana corporation, in its capacity as servicer (the "Servicer"), and The Chase Manhattan Bank, N.A., a national banking association, in its capacity as trustee (the "Trustee").

                      W I T N E S S E T H:

                WHEREAS, the Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

                WHEREAS, the Depositor also wishes to provide for the issuance from time to time of new Series of Certificates (the "Additional Certificates") representing interests in Additional Balances and/or Additional Mortgage Loans (each as herein defined), the rights with respect to which will be determined pursuant to a supplement to this Agreement (the "Supplement");

                WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

                WHEREAS, The Chase Manhattan Bank, N.A. is willing to serve in the capacity of Trustee hereunder; and

                WHEREAS, MBIA Insurance Corporation (the "Certificate Insurer") is intended to be a third-party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

                NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:


                            ARTICLE I

                           Definitions

                Section 1.1 Certain Defined Terms. Whenever used herein and except as otherwise amended in any Supplement hereto, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

                "Accepted Servicing Practices" shall mean the Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and will give due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer; provided further that with respect to any Mortgage Loan for which the related Monthly Payment has not been received by the related Due Date, Accepted Servicing Practices shall also include the policies and procedures set forth in the Delinquency Collection Policies and Procedures.

                "Account" shall mean any Eligible Account established hereunder.

                "Accrual Period" shall mean with respect to any Remittance Date other than the first Remittance Date, the period commencing on the 15th day of the month immediately preceding the month in which such Remittance Date occurs and ending on the 14th day of the month in which such Remittance Date occurs. The Accrual Period for the first Remittance Date shall commence on the Closing Date and end on the day immediately preceding the first Remittance Date.

                "Additional Balance" shall mean any amounts added, from time to time, to the principal balance of a Mortgage Loan after the Cut-Off Date as a result of the Mortgagor on the related Mortgage Note exercising the right to borrow additional amounts under such Mortgage Loan. The Additional Balances shall not be part of the REMIC 1995-2.

                "Additional Certificates" shall mean any new Series of certificates issued hereunder and governed by this Agreement, or related Supplement, as modified, supplemented or amended from time to time in accordance herewith representing an interest in the Additional Balances or in any Additional Mortgage Loans.

                "Additional Certificateholders" shall include any Holder of an Additional Certificate.

                "Additional Mortgage Loans" shall mean each mortgage loan transferred to the Trust after the Closing Date pursuant to an exchange in accordance with Section 6.11 hereof and with any applicable Supplement, the interest in which may be represented by an Additional Certificate and/or the Exchangeable Certificate.

                "Administrative Costs" shall mean with respect to any Remittance Date, the sum of the Trustee Fee, the Certificate Insurance Policy Premium Amount and the Servicing Fee for such Remittance Date.

                "Adverse REMIC Event" shall have the meaning assigned in Section 4.2(j).

                "Affiliate" shall mean, with respect to any Person, any other



Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agreement" shall mean this Pooling and Servicing Agreement, including the Exhibits hereto, as amended or supplemented from time to time.

                "Aggregate Trust Balance" shall mean the aggregated sum of the Trust Balances of each of the Mortgage Loans as of any date of determination.

                "Appraised Value" shall mean the appraised value of any Mortgaged Property, equal to the value of the related Mortgaged Property based upon the appraisal made at the time the Mortgage Loan is originated.

                "Assignment of Mortgage" shall mean, with respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders and the holder of the Exchangeable Certificate and any Additional Certificateholders.

                "Authorized Denominations" shall mean, in the case of the Class A Certificates, each of the Class A Certificates is issuable only in a minimum denomination of $1,000 or integral multiples of $1,000 in excess thereof; provided, however, that one Class A Certificate is issuable in a denomination equal to an amount less than $1,000 such that the aggregate denomination of all Class A Certificates shall be equal to the applicable Original Class A Principal Balance and, in the case of Additional Certificates, in the denomination authorized pursuant to any applicable Supplement.

                "Available Amount" shall have the meaning described in Section 6.4(b).

                "Available Funds Excess" shall have the meaning ascribed thereto in Section 6.5

                "Business Day" shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of California or New York are authorized or obligated by law or executive order to be closed.

                "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                "Certificate" shall mean any Series 1995-2 Class A Certificate or Series 1995-2 Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

                "Certificate Account" shall mean the Certificate Account established in accordance with Section 6.1(a) hereof and maintained by the Trustee.

                "Certificate Insurance Agreement" shall mean that certain agreement between the Certificate Insurer, the Depositor and the parties named therein.

                "Certificateholder" shall mean, except as provided in Article X, each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Servicer or any Subservicer or the Seller, or any Affiliate of any of them, shall be deemed not to be outstanding and the undivided interest in the related REMIC evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Servicer and the Seller shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request. Any Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

                "Certificate Insurance Policy" shall mean the certificate guaranty insurance policy No. 19988, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Certificateholders, a copy of which is attached hereto as Exhibit A. The Certificate Insurance Policy shall not benefit any Additional Certificate or the Exchangeable Certificate.

                "Certificate Insurance Policy Premium Amount" shall mean, the product of the Premium Percentage and the Class A Principal Balance for the related Remittance Date.

                "Certificate Insurer" shall be MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

                "Certificate Insurer Default" shall mean the failure, and continuance of such failure, by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms.




                "Certificate Register" shall have the meaning described in
Section 4.2(a).

                "Civil Relief Act" shall mean the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                "Class" shall mean any designated Class of Certificates of this Series or of any new Series issued hereunder.

                "Class A Certificate" shall mean any Certificate designated as a "Class A Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein.

                "Class A Certificateholder" shall mean a Holder of a Class A Certificate.

                "Class A Distribution Amount" shall mean, with respect to the Class A Certificates for any Remittance Date, the amount distributed to the Holders of the Class A Certificates on such Remittance Date pursuant to Sections 6.5(a)(iii) and (iv) hereof, which amount shall be the lesser of (a) the Class A Formula Distribution Amount for such Remittance Date and (b) the amount (including any applicable portion of any Insured Payment) available for distribution on account of the Class A Certificates for such Remittance Date.

                "Class A Final Scheduled Maturity Date" shall mean the October 15, 2016 Remittance Date.

                "Class A Formula Distribution Amount" shall mean, with respect to the Class A Certificates for any Remittance Date, the sum of (a) the Class A Interest Distribution Amount for such Remittance Date plus (b) the amount described in clause (b) of the definition of Class A Principal Distribution Amount for such Remittance Date plus (c) any Class A Formula Distribution Amount remaining unpaid from any prior Remittance Date.

                "Class A Insured Distribution Amount" shall mean, for any Remittance Date, the excess of the Class A Formula Distribution Amount over the Available Amount for such Remittance Date.

                "Class A Interest Distribution Amount" shall mean, with respect to the Class A Certificates for any Remittance Date an amount equal to the aggregate of interest accrued at the Class A Pass-Through Rate during the Accrual Period excluding (i) any Mortgage Loan Interest Shortfall and (ii) any reductions in interest resulting from the application of the Civil Relief Act, in each case as of such Remittance Date.

                "Class A Pass-Through Rate" with respect to any Remittance Date, will be equal to a per annum rate (calculated on the basis of actual days elapsed divided by 360) equal to the lesser of (a) the sum of (i) LIBOR on the Interest Determination Date (or as of December 1, 1995, in the case of the first Remittance Date) plus (ii) for each Remittance Date which occurs on or prior to the date on which the aggregate Class A Principal Balance of the Mortgage Loans is less than 10% of the Principal Balance of the Mortgage Loans as of the Cut-Off Date, 0.33% and for each Remittance Date occurring thereafter, 0.66% and (b) the Weighted Average Rate Cap.

                "Class A Principal Balance" shall mean, as of any time of determination, the Original Class A Principal Balance less any amounts distributed with respect to principal thereon on all prior Remittance Dates.

                "Class A Principal Distribution Amount" shall mean, with respect to the Class A Certificates for any Remittance Date, the lesser of:

        (a) the excess of (i) the sum, as of such Remittance Date, of (A) the Available Amount, plus (B) any Insured Payment over (ii) the Class A Interest Distribution Amount; and

        (b)     the sum, without duplication, of:

                 (i) that portion of all scheduled installments of principal in respect of the Mortgage Loans allocable to the Trust Balances of such Mortgage Loans which is received (or advanced) during the related Due Period together with all unscheduled recoveries of principal (including Prepayments, Curtailments and Deficient Valuations) allocable to the Trust Balances of such Mortgage Loans actually collected by the Servicer during the prior calendar month,

                (ii) the Trust Balance of each Mortgage Loan that either was, effective on such Remittance Date, repurchased by the Seller or by the Depositor or purchased by the Servicer during the preceding Due Period, but only to the extent the amount equal to such Trust Balance is actually received by the Trustee,

               (iii) any Substitution Adjustment amounts delivered by the Depositor on the related Remittance Date in connection with a substitution of a Mortgage Loan, to the extent such Substitution Adjustments are actually received by the Trustee,

                (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the prior calendar month, the Trust Balance of such Mortgage Loan immediately prior to the time when such Mortgage Loan became a Liquidated Mortgage Loan, and

                 (v) the proceeds received by the Trust Fund following any termination of the REMIC 1995-2 carried out in accordance with a plan of complete liquidation pursuant to Section 8.2 hereof or pursuant to the optional termination of either the Trust Fund or the REMIC 1995-2 by either the Servicer or Certificate Insurer in accordance with Section 8.1 hereof, up to the then outstanding Class A Principal Balance.

                "Class R Certificate" shall mean any Certificate denominated as a Class R Certificate and subordinate to the Class A Certificates in right of payment to the extent set forth herein, which Certificate shall be in the form of Exhibit B-2 hereto.

                "Class R Certificateholder" shall mean a Holder of a Class R Certificate.

                "Closing Date" shall mean December 6, 1995.

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Collection Account" shall mean the Eligible Account established and maintained by the Servicer for the benefit of the Certificateholders and the Holders of the Exchangeable Certificates and any Additional Certificates pursuant to Section 5.3(a) hereof.

                "Combined Loan-to-Value Ratio" shall mean, the sum of (x) any outstanding first mortgage balance plus (y) the maximum available credit under the Mortgage Loan as of the Cut-Off Date, divided by the Appraised Value of such Mortgaged Property.

                "Commission" shall mean the Securities and Exchange Commission.

                "Compensating Interest" shall have the meaning defined in
Section 6.9 hereof.

                "Curtailment" shall mean, with respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is neither intended to satisfy the Mortgage Loan in full, intended as an advance payment of an amount due in a subsequent Due Period, nor intended to cure a delinquency.

                "Custodian" shall have the meaning defined in Section 2.2(c).

                "Cut-Off Date" shall mean the close of business on October 31, 1995.

                "Debt Service Reduction" shall mean, with respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

                "Deficiency Amount" shall mean, as of each Remittance Date, the Class A Insured Distribution Amount.

                "Deficient Valuation" shall mean, with respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                "Deleted Mortgage Loan" shall mean a Mortgage Loan replaced by a Qualified Substitute Mortgage Loan.

                "Delinquency Calculation Amount" means, for any Remittance Date, the sum of (i) the product of 0.1625 and the aggregate Principal Balance of all Mortgage Loans which are between 30 and 59 days delinquent divided by the aggregate Principal Balance of all Mortgage Loans, (ii) the product of 0.325 and the aggregate Principal Balance of all Mortgage Loans which are between 60 and 89 days delinquent divided by the aggregate Principal Balance of all Mortgage Loans, and (iii) 0.65 times the aggregate Principal Balance of all Mortgage Loans which are more than 89 days delinquent divided by the aggregate Principal Balance of all Mortgage Loans.

                "Delinquency Collection Policies and Procedures" shall mean the servicing policies of the Servicer pertaining to delinquent Mortgage Loans attached hereto as Exhibit L.

                "Delinquent" shall mean a Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                "Depositor" shall mean Prudential Securities Secured Financing Corporation, a Delaware corporation, and any successor thereto.

                "Depository" shall mean the Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

                "Determination Date" shall mean the fourth Business Day prior to the Remittance Date.

                "Direct Participant" shall mean any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

                "Due Date" shall mean the fifteenth day of each calendar month.

                "Due Period" shall mean, with respect to each Remittance Date, the period beginning on the opening of business on the first day of the calendar month preceding the calendar month in which such Remittance Date occurs, and ending at the close of business on the last day of the calendar month preceding the calendar month in which such Remittance Date occurs.

                "Eligible Account" shall mean either (A) a segregated trust account or accounts maintained with a depositary institution which is acceptable to the Certificate Insurer and to each Rating Agency and such trust account shall be held in (i) the corporate trust account department of such depositary institution or (ii) an institution with capital and surplus of not less than $50,000,000, and a minimum unsecured debt rating of BBB by S&P or Baa3 by Moody's or (B) an account or accounts maintained with an institution acceptable to the Certificate Insurer and whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by S&P and Aa2 or better by Moody's and the highest short term rating by S&P and Moody's, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association (including the Trustee) duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, S&P and Moody's, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Irwin Union Bank and Trust Company and any of its affiliates will be prohibited from holding any Eligible Account hereunder.

                "ERISA" shall have the meaning defined in Section 4.2(i)(x) hereof.

                "Event of Default" shall have the meaning described in Section 7.1.

                "Exchange" shall have the meaning described in Section 6.11 hereof.

                "Exchange Notice" shall have the meaning described in Section 6.11.

                "Exchangeable Certificate" shall mean the certificate issued hereunder representing an undivided interest in the Trust Fund in an amount equal to the Additional Balances of certain Mortgage Loans of the Trust Fund. The identification of such Mortgage Loans shall be indicated, from time to time, on one or more amended Mortgage Loan Schedules delivered from time to time that shall specify that the interest in any Additional Balances corresponding to such Mortgage Loans has been assigned to such Exchangeable Certificate.

                "Exchangeable Certificate Account" shall mean the Exchangeable Certificate Account(s) established in accordance with Section 6.1(b) hereof and maintained by the Trustee.

                "Exchangeable Certificate Allocation" shall mean the aggregated sum of (a) with respect to any payment on, or monies collected in respect of, a Mortgage Loan other than an Additional Mortgage Loan, the sum of (i) Interest Collections less the REMIC Daily Interest, plus (ii) with respect to the Principal Collections, zero, until the Trust Balance of the related Mortgage Loan is reduced to zero, and thereafter, all Principal Collections with respect to such Mortgage Loan, plus (iii) with respect to daily interest or investment earnings on proceeds, collections, recoveries or other amounts received in respect of a particular Mortgage Loan and on deposit in the Collection Account or Trustee Collection Account, the product of such day's interest or investment earnings and the fraction the numerator of which is the Additional Balance and the denominator of which is the Principal Balance of such Mortgage Loan for such day, and (b) with respect to each Additional Mortgage Loan, all payments of principal, interest or Liquidation Proceeds.

                "Exchange Notice" shall have the meaning described in Section
6.11 hereof.

                "FDIC" shall mean the Federal Deposit Insurance Corporation and any successor thereto.

                "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any successor thereto.

                "Fiscal Agent" shall mean State Street Bank and Trust Company, N.A.

                "FNMA" shall mean the Federal National Mortgage Association and any successor thereto.

                "Foreclosure Profits" shall mean, as to any Remittance Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Remittance Date over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section
5.12 to the first day of the month following the month in which such Mortgage



Loan became a Liquidated Mortgage Loan).

                "Gross Margin" shall mean, as to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the applicable prime rate on each Interest Adjustment Date to determine (subject to rounding, any applicable statutory maximum interest rate, the Lifetime Floor and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Interest Adjustment Date.

                "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemical wastes or substances, including without limitation those identified pursuant to CERCLA or any other federal, state or local environmental related laws now existing or hereafter enacted.

                "Holder" shall mean each Person in whose name a Certificate, the Exchangeable Certificate or an Additional Certificate is registered in the Certificate Register, except that, unless otherwise provided in an applicable Supplement, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 10.2), waiver, request or demand pursuant to this Agreement, any Certificate, the Exchangeable Certificate or an Additional Certificate registered in the name of the Servicer or any Subservicer or the Seller, or any Affiliate of any of them, shall be deemed not to be outstanding and in the case of any Certificate, the undivided interest in the related REMIC evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of the Holders of any Additional Certificates pursuant to this Agreement, upon the Trustee's request, the Servicer and the Seller shall provide to the Trustee a notice identifying any of their respective Affiliates or the Affiliates of any Subservicer that is a Holder of an Additional Certificate as of the date(s) specified by the Trustee in such request.
                "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

                "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

                "Insured Payment" shall mean, the sum of (i) with respect to any Remittance Date, the Deficiency Amount plus (ii) any unpaid Preference Amount.

                "Interest Adjustment Date" shall mean with respect to a Mortgage Loan, the date on which the Mortgage Interest Rate is or may be adjusted with respect to such Mortgage Loan.
                "Interest Collections" shall mean all amounts (including without limitation, Monthly Payments (or Periodic Advances in respect thereof) and Liquidation Proceeds) collected on any Mortgage Loan allocable to interest pursuant to the terms of the related Mortgage Note, or if no provision for allocation is made therein, pursuant to the terms hereof.

                "Interest Determination Date" shall mean, with respect to any Accrual Period, the second London Business Day preceding the first day of such Accrual Period.

                "Late Payment Rate" shall have the meaning assigned thereto in the Certificate Insurance Agreement.

                "LIBOR" shall mean, with respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

        (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Due Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

        (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Due Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                "Lifetime Cap" shall mean, as to any Mortgage Loan, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

                "Lifetime Floor" shall mean, as to any Mortgage Loan, the minimum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

                "Liquidated Mortgage Loan" shall mean a Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated and/or foreclosed upon by the Servicer or which the Servicer elected to write down to a zero outstanding Principal Balance in respect of an outstanding delinquency on such Mortgage Loan equal to or greater than 270 days and with respect to which the Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered; it being understood that such written-



down Mortgage Loan shall be repurchased from the Trust at a price equal to its outstanding Trust Balance and that the Trust Balance and any Additional Balance on such written-down Mortgage Loan shall thereby be reduced to zero and the written-down Mortgage Loan shall be removed from the assets of the Trust Fund as of the date of such 270 day delinquency.

                "Liquidated Loan Loss" shall mean, with respect to any Remittance Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Mortgage Loan prior to the Due Date preceding such Remittance Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

                "Liquidation Expenses" shall mean expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan, REO Mortgage Loan or REO Property (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.5, 5.6 and 5.12 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

                "Liquidation Proceeds" shall mean amounts received (or in the case of Liquidated Mortgage Loans written-down by the Servicer, amounts deposited) by the Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted or written-down Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

                "Loan Repurchase Price" shall have the meaning defined in
Section 2.4(b).

                "Loan-to-value Ratio" or "LTV" shall mean, with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is 100% of the Principal Balance of such Mortgage Loan, as of the Cut-Off Date, the denominator of which is the Appraised Value of the related Mortgaged Property, reduced by the value of any lien superior to the lien of the Mortgage Loan.

                "London Business Day" shall mean any day in which banks in the City of London are open and conducting transactions in U.S. dollars.

                "Majority Certificateholders" shall mean, with respect to the related REMIC, the Holder or Holders of Class A Certificates evidencing an undivided beneficial ownership interest in such REMIC in excess of 51% in the aggregate.

                "Maturity Date" shall mean the latest possible maturity date as defined in Section 1.860G-1(a)(4)(iii) of the proposed Treasury regulations, by which the Certificates representing a regular interest in the REMIC of the Trust Fund would be reduced to zero as determined under a hypothetical scenario that assumes, among other things, that (a) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner, with no delinquencies or losses, (b) there are no principal prepayments on the Mortgage Loans, (c) the Seller and the Servicer will not repurchase any Mortgage Loan and neither the Seller, the Servicer nor the Certificate Insurer will exercise its option to purchase the Mortgage Loans and thereby cause a termination of the REMIC of the Trust Fund, and (d) the Mortgage Loans have an original term to maturity of 240 months and, on a latest maturing loan basis, a remaining term to maturity of 240 months.

                "Monthly Payment" shall mean, as to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the scheduled payment of principal and interest due thereon by such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period). With respect to any Monthly Payment made by or on behalf of a Mortgagor and received by the Servicer, 100% of the principal payment portion of such Monthly Payment shall be applied to the outstanding Trust Balance until such Trust Balance shall be reduced to zero; the interest payment portion of such Monthly Payment shall be appropriately allocated to the Trust Balance and the Additional Balance of such Mortgage Loan as provided for herein.

                "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

                "Mortgage" shall mean the mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property.

                "Mortgage File" shall include the Mortgage Loan documents described in Section 2.3 hereof and such documents as are applicable from those listed on Exhibit C attached hereto.

                "Mortgage Interest Rate" shall mean, as to any Mortgage Loan,



the per annum rate at which interest accrues on the unpaid principal balance thereof, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

                "Mortgage Loan" shall mean (i) each home equity revolving credit line loan identified on the Mortgage Loan Schedule on the Closing Date, (ii) any additional such home equity revolving credit line loans identified on the Mortgage Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the substitution of Qualified Substitute Mortgage Loans for loans deleted from the Trust Fund, (iii) from and after the date a mortgage loan becomes an Additional Mortgage Loan in accordance with Section 6.11 hereof, each Additional Mortgage Loan, (iv) each Mortgage Note evidencing any credit line loan referred to in (i), (ii) or (iii) above, including all amounts now or hereafter due under such Mortgage Notes whether relating to such credit line loans or other loans which may be made from time to time and (v) the related Mortgage. Unless otherwise clearly indicated by the context, Mortgage Loan shall be deemed to refer to the related REO Mortgage Loan and REO Property.

                "Mortgage Loan Interest Shortfall" shall mean, with respect to any Remittance Date, as to any Mortgage Loan, any Prepayment Interest Shortfall for which no payment of Compensating Interest is paid.

                "Mortgage Loan Sale Agreement" shall mean the Mortgage Loan Sale Agreement dated as of December 6, 1995, between Irwin Union Bank and Trust Company, as seller thereunder, and IHE Funding Corp., as purchaser thereunder, as such agreement may be amended, modified or supplemented from time to time.

                "Mortgage Loan Schedule" shall mean the list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Fund and attached hereto as Exhibit D (and also provided to the Trustee on a computer readable magnetic tape or disk) and any Additional Mortgage Loans transferred to the Trustee pursuant to any Supplement as provided in Section 6.11 and attached to such Supplement as an Exhibit (and also provided to the Trustee on a computer readable magnetic tape or disk). The identification of such Mortgage Loans shall be amended, from time to time, in order to specify the interest in, and allocation of the Principal Balance of a Mortgage Loan between the Trust Balance of such Mortgage Loan and any Additional Balance assigned to one or more Exchangeable Certificates. The Mortgage Loan Schedule shall set forth at a minimum the following information as to each Mortgage Loan:

  (i)   the Mortgage Loan identifying number;

 (ii) the Principal Balance of the Mortgage Loan and the allocation of such Principal Balance between the Trust Balance and any Additional Balance for such Mortgage Loan;

(iii)   the city, state and zip code of the Mortgaged Property;

 (iv)   the type of property;

  (v) the current Monthly Payment as of the Cut-Off Date (and with respect to any Additional Mortgage Loan, the current Monthly Payment as of the cut off date applicable thereto);

 (vi)   the original number of months to maturity;

(vii)   the scheduled maturity date;

(viii) the Trust Balance of such Mortgage Loan as of the Cut-Off Date (or, with respect to any substituted Mortgage Loans, the revised Trust Balance as of the date of such substitution);

 (ix) the Loan-to-Value Ratio at origination and the Combined Loan-to-Value Ratio as of the Cut-Off Date;

  (x) the Mortgage Interest Rate as of the Cut-Off Date, or, with respect to Additional Mortgage Loans, the cut-off date applicable thereto (the "current Mortgage Interest Rate");

 (xi)   the Gross Margin;

(xii) the first possible Interest Adjustment Date after the Cut-Off Date (and, with respect to each Additional Mortgage Loan, the first possible Interest Adjustment Date after the cut-off date applicable thereto);

(xiii)  the Lifetime Cap;

(xiv)   the Lifetime Floor;

 (xv)   the Appraised Value;

(xvi)   the documentation type (as described in the Underwriting Guidelines);

(xvii)  the loan classification (as described in the Underwriting Guidelines);
and

(xviii) the lien priority of each Mortgage Loan.

provided, however, that a Mortgage Loan Schedule may also be provided with respect to the issuance of more than one Exchangeable Certificate; such Schedule shall at least include items (i) and (ii) above as to any such Exchangeable Certificate.

Such "Mortgage Loan Schedule" may consist of multiple reports that collectively set forth all of the information required, including the aggregate number of



Mortgage Loans and the Cut-Off Date Aggregate Trust Balance. In addition, a summary of the information regarding the Mortgage Loans shall be included as a part of the Mortgage Loan Schedule which summary shall include such consolidated and aggregated information as may be requested by the Trustee from time to time.

                "Mortgage Note" shall mean the original, executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                "Mortgaged Property" shall mean the underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

                "Mortgaged Property State" shall mean any state in which any Mortgaged Property is located.

                "Mortgagor" shall mean the obligor on a Mortgage Note.

                "Net Available Funds Excess" shall mean, as of any Remittance Date, the excess, if any, of (x) the Available Funds Excess for such Remittance Date over (y) the Reimbursement Amount for such Remittance Date, but in no event less than zero.

                "Net Foreclosure Profits" shall mean, as to any Remittance Date, the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Remittance Date over (ii) the Liquidated Loan Loss with respect to such Remittance Date.

                "Net Liquidation Proceeds" shall mean, as to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

                "Net Mortgage Interest Rate" shall mean, with respect to each Mortgage Loan at any time of determination, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of the rates (computed on an annualized basis) used to determine the related Administrative Costs. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

                "Net REO Proceeds" shall mean, as to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

                "Nonrecoverable Advances" shall mean, with respect to any Mortgage Loan, (a) any Periodic Advance previously made and not reimbursed from late collections pursuant to Section 5.4(b), or (b) a Periodic Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Section 5.4.

                "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller and/or the Servicer, or the Depositor, as required by this Agreement.

                "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be counsel for the Seller, the Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the REMIC 1995-2 as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Seller, the Servicer and the Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Servicer or the Trustee or in an Affiliate thereof, (iii) is not connected with the Seller or the Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer. The Certificate Insurer shall be an addressee on each Opinion of Counsel relating to, or otherwise affecting, the Series 1995-2 Certificates.

                "Original Class A Principal Balance" shall mean, as of the Startup Day and as to the Class A Certificates, the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date equal to $51,583,721.78.

                "Other Certificates" shall mean the new Series of Additional Certificates issued pursuant to an Exchange as described in Section 6.11.

                "Outstanding Mortgage Loan" shall mean, as to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which has not been prepaid in full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.4.

                "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                "Owner-Occupied Mortgaged Property" shall mean a Residential Dwelling as to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (b) the Seller has no actual knowledge that such Residential Dwelling is not so occupied.

                "Percentage Interest" shall mean, with respect to a Class A Certificate, the portion of the total beneficial ownership interest in the related REMIC evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the original denomination of such Certificate and the denominator of which is the Original Class A Principal Balance. With respect to a Class R Certificate, the portion evidenced thereby as stated on the face of such Certificate. With respect to an Exchangeable Certificate or an Additional Certificate, the portion of the total beneficial ownership interest in the Additional Balances on the Mortgage Loans and in the Additional Mortgage Loans held by the Trust as stated on the face of such Exchangeable Certificate and Additional Certificate.

                "Periodic Advance" shall mean the aggregate of the advances required to be made by the Servicer on any Servicer Remittance Date pursuant to
Section 5.21 hereof, the amount of any such advances being equal to the sum of:
(i) all Monthly Payments (net of the related Servicing Fee and any amount excluded from the Servicer Remittance Amount pursuant to clauses (a)-(i) of the definition of "Servicer Remittance Amount") on the Mortgage Loans that are not received by the Servicer as of the close of business on the day preceding the related Determination Date and have not been determined by the Servicer to be Nonrecoverable Advances, plus (ii) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of (a) interest on the Trust Balance of the related REO Mortgage Loan at the related Mortgage Interest Rate, net of the Servicing Fee, for the most recently ended Due Period for the related Mortgage Loan over (b) the net income from the REO Property transferred to the Certificate Account for such Remittance Date.

                "Permitted Investments" shall mean, as used herein, Permitted Investments shall include the following:

                (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or FNMA) shall be a Permitted Investment; provided that at the time of such investment, such investment is acceptable to the Certificate Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated A-1+ by S&P and P-1 by Moody's;

                (c) commercial paper (having original maturities of not more than 180 days) rated A-1+ by S&P and P-1 by Moody's;

                (d) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and

                (e) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee;

provided, that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

                "Permitted Transferee" shall mean any Person other than (a) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (b) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (c) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (d) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (e) any other Person so designated by the Trustee based upon an Opinion of Counsel to the Trustee and the Certificate Insurer that the transfer of an Ownership Interest in a Class R Certificate to such Person may cause either (i) the applicable REMIC to fail to qualify as a REMIC at any time that the Class A Certificates are outstanding or (ii) the applicable REMIC of the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and



"International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

                "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

                "Plan" shall have the meaning defined in Section 4.2(i)(x).

                "Preference Amount" shall mean any amount previously distributed to a Class A Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                "Preference Claim" shall have the meaning defined in Section 6.4(f).

                "Premium Percentage" shall have the meaning assigned thereto in the Certificate Insurance Agreement.

                "Prepayment Assumption" shall mean a constant prepayment rate of 26%, used solely for determining the accrual of original issue discount and market discount on the Certificates for federal income tax purposes.

                "Prepayment Interest Shortfall" shall mean, with respect to any Remittance Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment or Curtailment, an amount equal to the excess, if any, of (a) 30 days' interest on the Trust Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the rate at which the Servicing Fee is calculated over (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment or Curtailment less the Servicing Fee for such Mortgage Loan in such month.

                "Principal Balance" shall mean, as to any Mortgage Loan and Remittance Date, the outstanding principal balance of such Mortgage Loan as of the last day of the Due Period related to such Remittance Date after giving effect to Principal Prepayments received and payments of principal collected during such Due Period, Deficient Valuations incurred prior to the Due Date in such Due Period and any Curtailments applied by the Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date.

                "Principal Collections" shall mean all amounts collected with respect to a Mortgage Loan including, without limitation, Monthly Payments (or Periodic Advances made in respect thereof), any Loan Repurchase Price and Substitution Adjustments allocable to principal pursuant to the terms of the related Mortgage Note, or, if no provision for allocation is made therein, in accordance with the terms hereof.

                "Principal Prepayment" shall mean any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a Scheduled Monthly Payment.

                "Prospectus Supplement" shall mean the Prospectus Supplement dated December 1, 1995, as amended and supplemented, relating to the Class A Certificates and filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5).

                "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement, dated as of the date hereof, between the Seller and the Depositor and relating to the sale of the Mortgage Loans to the Depositor.

                "Qualified Appraiser" shall mean an appraiser, duly appointed by the Servicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                "Qualified Mortgage" shall have the meaning set forth from time to time in the definition of "Qualified Mortgage" at Section 860G(a)(3) of the Code (or any successor statute thereto).

                "Qualified Substitute Mortgage Loan" shall mean a mortgage loan or mortgage loans which (a) uses or use the prime rate as its base interest rate and has or have a margin over such base interest rate and, where applicable, maximum interest rate, at least equal to those applicable to the Deleted Mortgage Loan for which it is to be substituted, (b) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Mortgage Loan for which it is to be substituted and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan for which it is to be substituted and has or have the same occupancy status or is an Owner-Occupied Mortgaged Property, (c) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan for which it is to be substituted, (d) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan for which it is to be substituted,
(e) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Trust Balance of the Deleted Mortgage Loan for which it is to be substituted as of such date, (f) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto),
(g) has or have an applicable borrower or borrowers with the same or better traditionally ranked credit status as the borrower or borrowers under the Deleted Mortgage Loan for which it is to be substituted, and (h) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement.

                "Rating Agency" shall mean S&P or Moody's.

                "Record Date" shall mean, with respect to any Remittance Date, the close of business on the last day of the calendar month immediately preceding the month in which such Remittance Date occurs. The Record Date for the first Distribution Date shall be the Closing Date.

                "Reference Banks" shall mean Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Company or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

                "Reimbursement Amount" shall mean, as of any Remittance Date, the sum of (i) all Insured Payments previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to
Section 6.5(a)(v) hereof plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date such Insured Payment was paid, plus (iii) any amounts then due and owing to the Certificate Insurer under the Certificate Insurance Agreement, as certified to the Trustee by the Certificate Insurer, plus (iv) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee and the Depositor of the amount of any Reimbursement Amount.

                "Released Mortgaged Property Proceeds" shall mean, as to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

                "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                "REMIC Change of Law" shall mean any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

                "REMIC Daily Interest" shall mean, with respect to any payment on a Mortgage Loan made by or on behalf of the related Mortgagor, the portion of such payment equal to the aggregate sum of the daily product (calculated for each day in the Due Period) of (x) the outstanding Trust Balance of such Mortgage Loan on such day and (y) the Mortgage Interest Rate applicable to such Mortgage Loan

                "REMIC 1995-2" shall mean the segregated pool of assets subject hereto, and to be administered hereunder, consisting of: (a) the Trust Balances of such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof, (b) such assets as from time to time are identified as REO Property of the REMIC 1995-2 and collections thereon and proceeds thereof, (c) assets deposited in the Certificate Account or the Reserve Account in respect of the Trust Balances, including any such amounts on deposit in the Certificate Account or the Reserve Account invested in Permitted Investments, (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (other than the Certificate Insurance Policy) required to be maintained pursuant to this Agreement and any Insurance Proceeds, (e) with respect to each Mortgage Loan that becomes a Defaulted Loan and the Trust Balance of which has been assigned to the REMIC 1995-2, Liquidation Proceeds allocable to such Trust Balance and (f) with respect to each Mortgage Loan the Trust Balance of which has been assigned to the REMIC 1995-2, Released Mortgaged Property Proceeds allocable to such Trust Balance.

                "REMIC Provisions" shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

                "Remittance Date" shall mean the 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on December 15, 1995.

                "REO Disposition" shall mean the final sale by the Servicer of a



Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure.

                "REO Mortgage Loan" shall mean any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

                "REO Proceeds" shall mean proceeds received in respect of any REO Mortgage Loan (including, without limitations, proceeds from the rental of the related Mortgaged Property).

                "REO Property" shall have the meaning described in Section 5.12.

                "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

                "Request for Release" shall mean a request for release in substantially the form attached as Exhibit H hereto.

                "Required Reserve Account Level" shall be determined in accordance with the Certificate Insurance Agreement which provides that, on the Closing Date, the amount on deposit in the Reserve Account will be equal to 5.75% of the Original Class A Principal Balance, and (i) for any Remittance Date occurring during the period commencing on the Closing Date and ending on the later of (a) the first Remittance Date on which the Class A Principal Balance is less than or equal to $25,791,860.50 and (b) the 30th Remittance Date after the Closing Date, an amount equal to the greater of (1) $4,384,616 and (2) two times the difference between (A) the aggregate outstanding Principal Balance of all Mortgage Loans which are more than ninety (90) days delinquent (including REO Mortgage Loans) and (B) three times the Net Available Funds Excess for such Remittance Date; (ii) for any Remittance Date occurring after the period referenced in clause (i) above, an amount equal to the greatest of: (a) the lesser of (1) $4,384,616 and (2) 17% multiplied by the balance of the then outstanding Class A Certificates, (b) two times the difference between (1) the aggregate outstanding Principal Balance of all Mortgage Loans which are more than ninety days delinquent (including REO Mortgage Loans) and (2) three times the Net Available Funds Excess from such Remittance Date, and (c) $257,918.60. Notwithstanding the above, the Required Reserve Account Level for any Remittance Date and, subject to the provisions of the following sentence, for each subsequent Remittance Date, shall be $5,086,155 in the event that the aggregate Principal Balance of all Mortgage Loans which are more than ninety (90) days delinquent equals or exceeds 3% of the then outstanding aggregate Principal Balance of all Mortgage Loans. In the event that the Required Reserve Account Level has increased to $5,086,155 pursuant to the provisions of this paragraph, the Required Reserve Account Level for a Remittance Date shall be reduced to $4,384,616 if the aggregate Principal Balance of all Mortgage Loans which are more than ninety (90) days delinquent has been below 3% of the then outstanding aggregate Principal Balance of all Mortgage Loans as of each of the six immediately prior Remittance Dates. Notwithstanding the foregoing, the Required Reserve Account Level shall not be reduced below the Required Reserve Account Level on the Remittance Date prior to the Remittance Date on which an Insured Payment is made.

                "Reserve Account" shall mean that Eligible Account more fully described in Section 6.4 established by the Servicer for the benefit of the Trust, the Certificateholders and the Certificate Insurer, from which withdrawals will be made for the payment of the Class A Insured Distribution Amounts. The Reserve Account shall not benefit any Additional Certificate or any Exchangeable Certificate.

                "Reserve Interest Rate" shall mean, with respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                "Residential Dwelling" shall mean a one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit which is non-mobile.

                "Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

                "S&P" shall mean Standard & Poor's Ratings Services, Inc. or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

                "Seller" shall mean IHE Funding Corp., a Delaware corporation.




                "Series" shall mean any designated Series of certificates issued hereunder and governed by this Agreement (except to the extent such Series is modified by a Supplement amending the terms and provisions applicable to such Series). When used herein, "this Series" shall refer to the Mortgage Pass-Through Certificates, Series 1995-2 and "new Series" shall mean any Series of certificates issued pursuant to an Exchange and which shall not include any Exchangeable Certificate.

                "Servicer" shall mean Irwin Home Equity Corporation, an Indiana corporation, or any successor appointed as herein provided.

                "Servicer Employees" shall have the meaning as defined in
Section 5.8 hereof.

                "Servicer Remittance Amount" shall mean, with respect to any Servicer Remittance Date, an amount equal to the sum of (i) all unscheduled collections of principal and interest on the Mortgage Loans (including Principal Prepayments, Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any, and any amounts deposited in the Collection Account or Trustee Collection Account in connection with a complete plan of liquidation of the assets of the Trust or termination of the Trust) collected by the Servicer during the Due Period and all scheduled Monthly Payments due on the Due Date and received by the Servicer on or prior to the Business Day preceding the related Determination Date, plus (ii) all Periodic Advances made by the Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date plus
(iii) the amount of Compensating Interest due with respect to the related Due Period, plus (iv) any other amounts required to be placed in the Collection Account by the Servicer pursuant to this Pooling and Servicing Agreement but excluding, without duplication, the following:

                (a) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Servicer has previously made an unreimbursed Periodic Advance;

                (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Servicer;

                (c) those portions of each payment of interest on a particular Mortgage Loan which represent the Servicing Fee;

                (d) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee;

                (e) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

                (f) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

                (g) all other amounts which are explicitly reimbursable to the Servicer hereunder, including (i) as provided in Section 5.4 hereof; and (ii) any unreimbursed and accrued Liquidation Expenses, provided that the exclusion of any such amounts pursuant to this subsection (g) on a particular Remittance Date shall not thereby create a claim for an Insured Payment;

                (h) the portion of Net Foreclosure Profits representing any unpaid Servicing Fee; and

                (i) All amounts collected with respect to any Mortgage Loan allocable to the Additional Balance of such Mortgage Loan pursuant to the definition of "Exchangeable Certificate Allocation" as set forth herein.

                "Servicer Remittance Date" shall mean, with respect to any Remittance Date, the 14th day of the month in which such Remittance Date occurs, or if such day is not a Business Day, the first Business Day preceding such 14th day.

                "Servicer Account" shall mean the account created and maintained pursuant to Section 5.7.

                "Servicing Advances" shall mean all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first or second lien not included in the Trust Fund on the Mortgaged Property, (d) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (e) compliance with the obligations (including indemnification obligations) under Sections 5.2 (limited solely to the reasonable and customary out-of-pocket expenses of the Subservicer), 5.5, 5.7,
5.9 or 5.10 (as related to Section 9.5), all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Section 5.4(a), 5.10 and 5.19.

                "Servicing Compensation" shall mean the Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 5.14.

                "Servicing Fee" shall mean, as to each Mortgage Loan, the annual fee payable to the Servicer, which is calculated as an amount equal to the product of (a) 1.00% per annum, or up to 1.00% in the event that Irwin Home Equity Corporation is succeeded by the Trustee or any other successor servicer appointed as herein provided, and (b) the Principal Balance thereof. Such fee shall be calculated and payable monthly only on amounts actually received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

                "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Servicer, as such list may from time to time be amended.

                "Startup Day" shall mean the day designated as such pursuant to
Section 2.5 hereof.

                "Subservicer" shall mean any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.2(a) hereof in respect of the qualification of a Subservicer.

                "Subservicing Agreement" shall mean any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.2(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

                "Substitution Adjustment" shall mean, as to any date on which a substitution occurs pursuant to Section 2.4 or 3.3, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution) are less than the aggregate of the Trust Balances of the related Deleted Mortgage Loans together with 30 days' interest thereon at the Mortgage Interest Rate.

                "Supplement" shall mean any supplement to this Pooling and Servicing Agreement, by which the terms and provisions hereof are amended, supplemented or modified with respect to any Series of Certificates issued out of the Trust Fund. No Supplement shall provide for any allocation of Collections that adversely affects the interests of any issued and outstanding Series of Certificates or the related interest of the Certificate Insurer.

                "Tax Matters Person" shall mean the Person or Persons appointed pursuant to Section 10.15 from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of a REMIC of the Trust Fund.

                "Tax Return" shall mean the federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

                "Total Expected Losses" shall mean, for any Remittance Date, the sum of the Liquidated Loan Loss and the Delinquency Calculation Amount.

                "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

                "Transfer Affidavit and Agreement" shall have the meaning as defined in Section 4.2(i)(ii).

                "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                "Transferor" shall mean any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                "Trust" shall mean Prudential Securities Secured Financing Corporation Trust 1995-2, the trust created hereunder.

                "Trust Balance" shall mean, with respect to any Mortgage Loan,
(i) its original Trust Balance as shown on the Mortgage Loan Schedule on the Cut-Off Date minus all payments of or in respect of principal allocated to the Trust Balance of such Mortgage Loan, or (ii) from and after the date of substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Principal Balance of the Qualified Substitute Mortgage Loan on the date of such substitution, as adjusted by any Substitution Adjustment, minus all payments of or in respect of principal allocated to the Trust Balance of such Mortgage Loan after the date of substitution. On and after the date upon which a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trust Balance for such Mortgage Loan shall equal zero. The Trust Balance for any Additional Mortgage Loan shall be zero.

                "Trustee" shall mean The Chase Manhattan Bank, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

                "Trustee Collection Account" shall mean the Eligible Account established and maintained by the Trustee for the benefit of the Certificateholders and the Holders of the Exchangeable Certificates and any Additional Certificates pursuant to Section 5.3(a) hereof.

                "Trustee Fee" shall mean, as to any Remittance Date, the fee payable to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to 1/12 of .005% of the Trust Balance of each Mortgage Loan as of the immediately preceding Due Date or, with respect to any new Series issued hereunder, as shall be designated in the Supplement relating thereto.

                "Trustee's Mortgage File" shall mean the documents delivered to the Trustee or its designated agent pursuant to Section 2.3.

                "Trustee's Remittance Report" shall have the meaning as defined in Section 6.7.

                "Trust Fund" shall mean (a) each Mortgage Loan and any Additional Mortgage Loans which may be transferred to the Trust pursuant to the provisions of Section 6.11 hereof, (b) all rights of the Depositor under the Purchase and Sale Agreement (and exclusive of any of its obligations), (c) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (d) all assets deposited in the Accounts, including any amounts on deposit in the Collection Account (including the Collection Account maintained at the Bank of the West), the Trustee Collection Account, the Exchangeable Certificate Account, the Certificate Account and the Reserve Account and all amounts in the Accounts invested in Permitted Investments, (e) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (other than the Certificate Insurance Policy) required to be maintained pursuant to this Agreement and any Insurance Proceeds, (f) all Liquidation Proceeds and (g) all Released Mortgaged Property Proceeds and (h) all rights against Irwin Union Bank and Trust Company arising under the Mortgage Loan Sale Agreement and all rights against the Seller arising under the Purchase and Sale Agreement.

                "Underwriter" shall mean Prudential Securities Incorporated.

                "Underwriting Guidelines" shall mean the underwriting guidelines of the Seller and of the Servicer, a copy of which is attached as an exhibit to the Purchase and Sale Agreement.

                "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                "Unpaid REO Amortization" shall mean, as to any REO Mortgage Loan and any month, the aggregate of the installments of principal and accrued interest (adjusted to the related Net Mortgage Interest Rate) deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with Section 5.12.

                "Weighted Average Rate Cap" shall mean, on any Remittance Date, that maximum interest rate computed to equal one-twelfth the weighted average Mortgage Loan Rate, net of the rates at which the Servicing Fee, the Trustee's Fee and the Certificate Insurance Policy Premium Amount are calculated.

                Section 1.2 Provisions of General Application. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                (b) The terms defined in this Article include the plural as well as the singular.

                (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

                (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

                (e) All calculations of interest (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of actual days elapsed divided by a year comprised of 360 days. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of dividing actual days elapsed by a 360-day year.

                (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that for purposes of calculating distributions on the Certificates prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.


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                           ARTICLE II

                   Establishment of the Trust
              Sale and Conveyance of the Trust Fund

                Section 2.1 Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests; Establishment of the Trust. (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trust for the benefit of the Certificateholders, the Additional Certificateholders and the Holder of the Exchangeable Certificate, as their respective interests may, from time to time appear and the Certificate Insurer without recourse but subject to the provisions in this Section 2.1 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund, exclusive of the obligations of the Depositor, Seller or any other party with respect to the Mortgage Loans. In connection with such transfer and assignment, and pursuant to Section 2.6 of the Purchase and Sale Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights (exclusive of its obligations) under the Purchase and Sale Agreement including, without limitation, its right to exercise the remedies created by Sections 2.5 and 3.4 of the Purchase and Sale Agreement for breaches of representations and warranties, agreements and covenants of the Seller contained in Sections 3.1 and
3.2 of the Purchase and Sale Agreement.

                (b) The rights of the Certificateholders, the Additional Certificateholders and the Holder of the Exchangeable Certificate to receive payments with respect to the Mortgage Loans in respect of the Certificates, the Additional Certificates and the Exchangeable Certificate, and all ownership interests of the Certificateholders, the Additional Certificateholders and the Holder of the Exchangeable Certificate in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates, are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates and to the Certificate Insurer's rights to be reimbursed for Insured Payments together with interest thereon at the rate specified herein or in the Certificate Insurance Agreement. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Certificate Account or the Reserve Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

                (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Prudential Securities Secured Financing Corporation Trust 1995-2" and does hereby appoint The Chase Manhattan Bank, N.A. as Trustee in accordance with the provisions of this Agreement.

                Section 2.2 Possession of Mortgage Files; Access to Mortgage Files. (a) Upon the issuance of the Certificates, any Additional Certificates and the Exchangeable Certificate, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File related to each Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders, the Additional Certificateholders, the Holder of the Exchangeable Certificate and the Certificate Insurer, as their respective interests may, from time to time, appear.

                (b) Pursuant to Section 2.4 of the Purchase and Sale Agreement, the Depositor has delivered or caused to be delivered the Trustee's Mortgage File related to each Mortgage Loan to the Trustee.

                (c) The Trustee may enter into a custodial agreement pursuant to which the Trustee will appoint a custodian (a "Custodian") to hold the Mortgage Files in trust for the benefit of the Trustee; provided, however, that the custodian so appointed shall in no event be the Depositor or the Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them other than any Affiliate of any of them.

                (d) The Custodian shall afford the Depositor, the Certificate Insurer and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Custodian.

                Section 2.3 Delivery of Mortgage Loan Documents. (a) In connection with each conveyance pursuant to Section 2.1 or 2.2 hereof, the Depositor has delivered or does hereby agree to deliver or cause to be delivered to the Trustee the Certificate Insurance Policy and each of the following documents for each Mortgage Loan sold by the Seller to the Depositor and sold by the Depositor to the Trust Fund:

                (i) The original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of , without recourse" and signed in the name of an authorized officer of the holder of record, the Irwin Union Bank and Trust Company, and if by the Seller, by an authorized officer;

                (ii) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

                (iii) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 14 days of the Closing Date); provided, however, that Assignments of Mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such Assignment of Mortgage shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage; provided, further, that any Assignment of Mortgage for which an opinion has been delivered shall be recorded upon the earlier to occur of (i) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (ii) the occurrence of any Event of Default, as such term is defined in this Pooling and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan; provided, further that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to each unrecorded Mortgage shall be delivered on the Closing Date);

                (iv) Any intervening Assignments of the Mortgage with evidence of recording thereon;

                (v) Any assumption, modification, consolidation or extension agreements; and

                (vi) The policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to such Mortgage Loan, provided, however, that Mortgage Loans with a Principal Balance under $15,000 which are in a second lien position and have been submitted for review of title after July 10, 1995 shall be exempt from this requirement.

provided, however, that in the case of any Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of the execution of this Agreement, the Depositor, in lieu of delivering the above documents, hereby delivers to the Trustee a certification of an officer of the Seller of the nature set forth in Exhibit M attached hereto; and provided further, however, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Depositor is delivering to the Trustee a true copy thereof with a certification by the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." The Seller has agreed pursuant to the Purchase and Sale Agreement, that it will deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of the Depositor to the Trustee promptly after they are received, and no later than 120 days after the Closing Date provided, however, that in those instances where the public recording office retains the original Mortgage or Assignment of Mortgage after it has been recorded or such original document has been lost by the recording office, the Seller shall be deemed to have satisfied its obligations hereunder if it shall have delivered to the Trustee a copy of such original Mortgage or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. The Seller has agreed pursuant to the Purchase and Sale Agreement, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment within 14 days of the Closing Date in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Seller upon the Seller's written request and at the Seller's expense, unless the Seller (at its expense) furnishes to the Trustee, the Certificate Insurer and the Rating Agencies an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Seller.

                        On or prior to the Closing Date, or prior to the applicable date of conveyance, the Servicer, at its own expense shall complete the endorsement of each Mortgage Note such that the final endorsement appears in the following form:

          "Pay to the order of ____________, without recourse, Irwin Union Bank and Trust Company."

                        The Servicer, at its own expense shall also complete each Assignment of Mortgage such that the final Assignment of Mortgage appears in the following form:

          "The Chase Manhattan Bank, N.A., as Trustee for Prudential Securities Secured Financing Corporation Trust 1995-2 formed pursuant to the Pooling and Servicing Agreement dated December 6, 1995, between Prudential Securities Secured Financing Corporation as Depositor, Irwin Home Equity Corporation as Servicer and The Chase Manhattan Bank, N.A., as Trustee"

                (b) Without diminution of the requirements of Sections 2.2(c) and this Section 2.3, all original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be delivered to the Servicer by the Seller on behalf of the Depositor pursuant to the Purchase and Sale Agreement, and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.3 to be a part of a Mortgage File, the Servicer shall promptly deliver such original document to the Trustee. In acting as custodian of any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files. Promptly upon the Depositor's and the Trust's acquisition thereof and the Servicer's receipt thereof, the Servicer on behalf of the Trust shall mark conspicuously each original document not delivered to the Trustee, and the Seller's master data processing records evidencing each Mortgage Loan with a legend, acceptable to the Trustee, evidencing that the Trust has purchased the Mortgage Loans and all right and title thereto and interest therein pursuant to the Purchase and Sale Agreement and this Agreement.

                (c) In the event that any Mortgage Note required to be delivered pursuant to this Section 2.3 is conclusively determined by any of the Seller, the Servicer, the Custodian or the Trustee to be lost, stolen or destroyed the Seller shall, within 14 days of the Closing Date, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee, and shall simultaneously therewith request the obligor on such Mortgage Note to execute and return a replacement Mortgage Note, and shall further agree to hold the Trustee and the Certificate Insurer harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit. Upon the receipt of such replacement Mortgage Note, the Trustee shall return the lost note affidavit. Delivery by the Seller of such lost note affidavit shall not affect the obligations of the Seller under the Purchase and Sale Agreement or Irwin Union Bank and Trust Company under the Mortgage Loan Sale Agreement with respect to the related Mortgage Loan

                Section 2.4 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee. (a) The Trustee agrees to execute and deliver to the Depositor, the Certificate Insurer, the Servicer and the Seller on or prior to the Closing Date an acknowledgment of receipt of the related Certificate Insurance Policy and, with respect to each Mortgage Loan, the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit E hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 45 Business Days after the Closing Date (with respect to the Mortgage Loans) and to deliver to the Seller, the Servicer, the Depositor and the Certificate Insurer a certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                On or prior to the first anniversary of the Closing Date, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Seller, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit G to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), and as to any document noted in an exception included in the Trustee's initial certification, (i) all documents required to be delivered to it pursuant to Section 2.3 hereof and the Purchase and Sale Agreement are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

                (b) If the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.3 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Seller, the Certificate Insurer and the Trustee. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.3 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule. Pursuant to the Purchase and Sale Agreement, the Seller has agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Trustee shall enforce the Seller's obligation pursuant to the Purchase and Sale Agreement to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.3 hereof or (ii) purchase such Mortgage Loan at a purchase price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, net of the Servicing Fee, if the Seller is the Servicer, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Trustee Collection Account prior to the next succeeding Servicer Remittance Date, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"); provided, however, that the Seller may not, pursuant to clause (ii) preceding, purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent unless the Seller has theretofore delivered an Opinion of Counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

                (c) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of the amounts described above into the Trustee Collection Account (which certification shall be in the form of Exhibit H hereto), the Trustee shall release to the Servicer for release to the Seller the related Trustee's Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller. The Trustee shall notify the Certificate Insurer if the Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

                Section 2.5 Designations under REMIC Provisions; Designation of Startup Day. (a) The Class A Certificates are hereby designated as the "regular interests", and the Class R Certificates are designated the single class of "residual interests" in the REMIC 1995-2 for the purposes of the REMIC Provisions.

                (b) The Closing Date will be the "startup day" of the REMIC 1995-2 within the meaning of Section 860G(a)(9) of the Code.

                Section 2.6 Execution of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Trustee's Mortgage Files relating thereto and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of Trust Fund, Certificates and the Exchangeable Certificate duly authenticated by the Trustee, and, in the case of the Class A Certificates, in Authorized Denominations, evidencing the entire beneficial ownership interest in the Trust Fund.

                Section 2.7 Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the outstanding Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate, then to the principal owed on such Mortgage Loan.

                Section 2.8 Grant of Security Interest. cha Except with respect to the REMIC Provisions, it is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall constitute a purchase and sale of such Trust Fund and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted and hereby grants to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund to secure a loan in an amount equal to the purchase price of the Mortgage Loans. The conveyance by the Depositor of the Trust Fund to the Trustee on behalf of the Trust shall not constitute and are not intended to result in an assumption by the Trustee, the Certificate Insurer or any Certificateholder or the Holder of the Exchangeable Certificate of any obligation of the Seller or any other Person in connection with the Trust Fund, including, but not limited to the obligation to advance additional amounts pursuant to the terms of the Mortgage Note.

                (b) The Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the assets in the Trust Fund are held by the Trustee on behalf of the Trust. In addition, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust.

                Section 2.9 Further Assurances; Powers of Attorney. (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Seller (and the Depositor also agrees that it shall), promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer and the Depositor will, upon the request of the Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

                (b) The Depositor hereby grants to the Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement and the Purchase and Sale Agreement as may be necessary or desirable to effectuate the foregoing.


        [Remainder of this page intentionally left blank]



ARTICLE III

                 Representations and Warranties

                Section 3.1 Representations of the Servicer. The Servicer hereby represents and warrants to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders as of the Closing Date and during the term of this Agreement:

                (a) The Servicer is a duly organized corporation, validly existing and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

                (b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                (c) Neither the execution and delivery of this Agreement, nor the performance of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Trustee (or the Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                (d)     [Reserved];

                (e) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                (f) Except as previously disclosed to the Depositor, the Trustee and the Certificate Insurer, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement;

                (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the sale of the Mortgage Loans to the Depositor in accordance with the Purchase and Sale Agreement, or the consummation of the transactions contemplated by this Agreement, except for those consents, approvals or authorization which have been obtained prior to the Closing Date;

                (h) Neither this Agreement nor any statement, report or other document furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact regarding the Servicer or omits to state a fact necessary to make the statements regarding the Servicer contained herein or therein not misleading;

                (i) The Servicer has delivered to the Depositor unaudited financial statements as to its last complete fiscal year and any quarter subsequent thereto ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Servicer and its subsidiaries and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.1 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee.

                Section 3.2 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the



Trustee that as of the date of this Agreement or as of such date specifically provided herein:

                (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

                (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                (d) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

                (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

                (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.2 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

                Section 3.3 Purchase and Substitution. (a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and
3.2 of the Purchase and Sale Agreement shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Purchase and Sale Agreement, with respect to any representation or warranty contained in Sections
3.1 or 3.2 of the Purchase and Sale Agreement that is made to the best of the Seller's knowledge, if it is discovered by the Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Servicer, any Subservicer, the Trustee or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.3, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, pursuant to the Purchase and Sale Agreement, the Seller shall be required to (i) promptly cure such breach in all material respects, (ii) purchase such Mortgage Loan on the next succeeding Servicer Remittance Date, in the manner and at the price specified in Section 2.4(b), (iii) remove such Mortgage Loan from the Trust Fund (in which case the Mortgage Loan shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect that such substitution will not constitute a prohibited transaction for the purposes of the REMIC provisions of the Code or cause the REMIC 1995-2 to fail to qualify as a REMIC at any time any certificates are outstanding. Pursuant to the Purchase and Sale Agreement, any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to the Servicer to be deposited in the Trustee Collection Account.

                (b) As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall be required pursuant to the Purchase and Sale Agreement to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit H, executed by a Servicing Officer and the documents described in Sections 2.3(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

                (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

                (d) It is understood and agreed that the obligations of the Seller set forth in Sections 2.5 and 3.4 of the Purchase and Sale Agreement to cure, purchase or substitute for a defective Mortgage Loan as provided in such Sections 2.5 and 3.4 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders with respect to a breach of the representations and warranties of the Seller set forth in Sections 3.1 and 3.2 of the Purchase and Sale Agreement. The Trustee shall give prompt written notice to the Certificate Insurer, Moody's and S&P of any repurchase or substitution made pursuant to this Section 3.3 or Section 2.4(b) hereof.

                (e) Upon discovery by the Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the other parties. In connection therewith, pursuant to the Purchase and Sale Agreement, the Seller shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 3.1 or 3.2 of the Purchase and Sale Agreement. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.1 or 3.2 of the Purchase and Sale Agreement.

                Section 3.4 Servicer Covenants The Servicer hereby covenants to the Trustee, the Depositor and the Certificate Insurer and the Certificateholders that as of the Closing Date and during the term of this
Agreement:

                (a) The Servicer shall deliver on the Closing Date an opinion from the general counsel or the corporate counsel of the Servicer as to general corporate matters in form and substance reasonably satisfactory to Underwriter's counsel and counsel to the Certificate Insurer.

                (b) The Servicer may in its discretion (i) waive any prepayment charge, assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items; provided, that the Servicer shall not agree to the modification or waiver of any provision of a Mortgage Loan at a time when such Mortgage Loan is not in default or such default is not imminent, if such modification or waiver would be treated as a taxable exchange under Code Section 1001, unless such exchange would not be considered a "prohibited transaction" under the REMIC Provisions.

It is understood and agreed that the covenants set forth in this Section 3.4 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee.

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ARTICLE IV

                        The Certificates

                Section 4.1 The Certificates. The Certificates and the Exchangeable Certificate shall be substantially in the forms annexed hereto as, in the case of the Class A Certificate, Exhibit B-1, in the case of the Class R Certificate, Exhibit B-2 and in the case of the Exchangeable Certificate, Exhibit B-3. All Certificates and the Exchangeable Certificate shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Any Certificates and any Exchangeable Certificate bearing the signatures of individuals who were at the time of the execution thereof the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or Exchangeable Certificates or did not hold such offices at the date of such Certificates. All Certificates, the Exchangeable Certificate and Other Certificates issued hereunder shall be dated the date of their authentication.

                Section 4.2 Registration of Transfer and Exchange of Certificates. (a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates, the Exchangeable Certificate and any Other Certificates and the registration of transfer of Certificates, the Exchangeable Certificate and any Other Certificates. The Trustee is hereby appointed registrar for the purpose of registering and transferring Certificates, the Exchangeable Certificate and any Other Certificates, as herein provided. The Certificate Insurer and the Servicer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates, the Exchangeable Certificate and any Other Certificates during normal business hours upon reasonable notice.

                (b) Unless otherwise provided in any applicable Supplement, all Certificates, the Exchangeable Certificate and any Other Certificates issued upon any registration of transfer or exchange of Certificates, the Exchangeable Certificate or any Other Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates, the Exchangeable Certificate and any Other Certificates surrendered upon such registration of transfer or exchange.

                (c) Every Certificate, Exchangeable Certificate and Other Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or holder thereof or his attorney duly authorized in writing. Every Certificate issued in definitive form shall include a statement of insurance provided by the Certificate Insurer.

                (d) No service charge shall be made to a Holder or holder for any registration of transfer or exchange of Certificates, the Exchangeable Certificate and Other Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, the Exchangeable Certificate and Other Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

                (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the
Original Class A Principal Balance.   Upon initial issuance, the ownership of
each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                (f) In the event that (i) the Depository or the Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository.
At that time, the Servicer may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Servicer.

                (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                (h) No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. None of the Servicer, the Depositor, the Seller or the Trustee is obligated under this Agreement to register the Certificates under the Securities Act of 1933, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Class R Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

                (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause (vii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

        (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee.

        (ii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit I from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.2(i) and agrees to be bound by them.




        (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (ii) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

        (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit J) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

        (v) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

        (vi) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter, the form of which is attached hereto as Exhibit N from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code).

        (vii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 4.2 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.2, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.2. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section
4.2 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

        (viii) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.2, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.2 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this subclause (vii) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

        (ix) The provisions of Section 4.2(i) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the REMIC 1995-2 to cease to qualify as a REMIC and will not cause (x) the REMIC 1995-2 to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee.

        (x) No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of such Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of their having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Servicer shall require the prospective transferee of any Class R Certificate to certify (in the form of Exhibit K hereto) that (A) it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing a Class R Certificate on behalf of, as named fiduciary of, as trustee of, or with assets, of a Plan and (B) all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan.

        (xi) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and evidencing, in the case of a Class A Certificate, the same Percentage Interest, and in any other case, the equivalent undivided beneficial ownership interest in the related REMIC and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate undivided beneficial ownership interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

                (j) Except as provided in Section 6.11 or in any Supplement, in no event shall the Exchangeable Certificate or any interest (including any rights to receive amounts payable to the Servicer hereunder) therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, except that the Holder of the Exchangeable Certificate may surrender the Exchangeable Certificate to the Trustee in exchange for a newly issued Exchangeable Certificate for one or more Exchangeable Certificates or one or more additional certificates (each, an "Additional Certificate"), the terms of which shall be defined in a Supplement to this Agreement (which Supplement shall be subject to Section 10.3 to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Depositor (or the Holder of an Additional Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

        (i) The Depositor shall have given written notice to each Rating Agency and the Certificate Insurer of such exchange and have confirmed that the outstanding ratings of any Class of any outstanding Series of Certificates (considered, in the case of Series 1995-2, without regard to the Certificate Insurance Policy) shall not be withdrawn or reduced by a result of such transfer, sale or exchange;

        (ii) the Seller shall have caused to be delivered to the Trustee and each Rating Agency (and the Certificate Insurer) an Opinion of Counsel dated the date of such exchange with respect thereto that such transfer does not (A) adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable closing date issued in connection with the original issuance of any Series of Certificates, (B) result in a taxable event to the Holders of any such series or endanger the REMIC status of the REMIC 1995-2 or in the imposition of a tax upon the REMIC 1995-2 or the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860(G)(d) of the Code (any endangerment or imposition, an "Adverse REMIC Event")) and (C) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

                (iii) the rights of the Additional Certificateholders in and to the Trust Fund shall at no time exceed those rights allocated on the Closing Date to the original Holder of the Exchangeable Certificate in and to the Trust Fund.

     Any Additional Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) above.

                (k) Notwithstanding the foregoing, a portion of the Exchangeable Certificate may be transferred to an Affiliate of the Servicer; provided that (i) the Seller shall have delivered to the Trustee, each Rating Agency and the Certificate Insurer, an opinion of counsel substantially similar to that required in subsection 4.2(j)(ii) above, dated the date of such transfer, with respect thereto, and (ii) any such transferee shall have expressly consented to be bound by the terms and provisions of Section 5.22 as applied to the Servicer (in addition to the Servicer) for purposes of Sections 7.4.

                Section 4.3 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Certificate Insurer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and representing an equivalent beneficial ownership interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

                Section 4.4 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.2 and Article X, the Servicer, the Depositor, the Seller, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.5 and for all other purposes whatsoever, and the Servicer, the Depositor, the Seller, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

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                           ARTICLE V

       Administration and Servicing of the Mortgage Loans

                Section 5.1 Appointment of the Servicer. (a) Irwin Home Equity Corporation agrees to act as the Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

                (b) The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Certificate Insurer and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Servicer or its Subservicers with any powers of attorney and such other documents as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                In servicing and administering the Mortgage Loans, the Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Servicer pursuant to this Agreement.

                The Servicer shall make Mortgage Interest Rate adjustments on each Interest Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the Mortgage Notes. The Servicer shall establish procedures to monitor the Interest Adjustment Dates in order to assure that it uses a published interest rate in determining an interest rate change, and it will comply with those procedures. In the event a published interest rate is no longer available, the Servicer shall choose a new comparable published interest rate in accordance with the provisions hereof, of the applicable Mortgage Note and of Accepted Servicing Practices, and shall provide the Mortgagor, the Trustee and the Certificate Insurer with notice of the new published interest rate sufficient under law and the Mortgage Loan Documents. The Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Mortgage Loan Documents regarding such Mortgage Interest Rate adjustments.

                If the Servicer fails to make a timely Mortgage Interest Rate adjustment in accordance with the terms of the related Mortgage Notes, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor's remittance so long as such shortage shall continue; any such amount paid by the Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

                Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and the Mortgage Loan secured by the Mortgage Note or distributions to be made to Certificateholders. Such costs shall be recoverable by the Servicer pursuant to
Section 5.4. Notwithstanding any other provision of this Agreement, the Servicer shall at all times service the Mortgage Loans in a manner consistent with the provisions of Sections 5.1(b) and 5.1(c).

                (c) It is intended that the REMIC 1995-2 formed hereunder shall constitute, and that the affairs of the REMIC 1995-2 shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not take any action or omit to take any action reasonably within the Servicer's control and the scope of its duties more specifically set forth herein that would (i) endanger the REMIC status of the REMIC 1995-2, or (ii) result in an Adverse REMIC Event. The Servicer shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action, and the Servicer shall have no liability hereunder for any action taken by it in accordance with the written instruments of the Trustee. In addition, prior to taking any action with respect to the Trust Fund that is not expressly permitted under the terms of this Agreement, the Servicer will consult with the Trustee or its designee and the Certificate Insurer, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Servicer shall use its best efforts to ensure that substantially all of the assets of the Trust will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. In the event any specified time period or other requirement set forth in this Agreement in respect of compliance with the REMIC Provisions becomes inconsistent with the REMIC Provisions as the same may be amended, such specified time period or other requirement shall also be deemed amended to comply with the requirements of this Section, unless such amended time period or other requirements shall be less protective of the interests of the Certificateholders and the Certificate Insurer, in which case, to the extent consistent with the REMIC Provisions, the former time period or requirement shall continue in force.




                (d) Subject to Section 5.12, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, each Certificateholder and the Trustee shall execute any powers of attorney furnished to the Trustee by the Servicer and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                (e) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 5.24, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 5.24, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Servicer, subject to Section 7.2 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

                (f) The Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date, which list may, from time to time, be amended, modified or supplemented by the subsequent delivery to the Trustee and the Certificate Insurer of any superseding list of Servicing Officers.

                Section 5.2 Subservicing Agreements Between the Servicer and Subservicers. (a) The Servicer may, subject to the prior written approval of the Certificate Insurer (except as between the Servicer and the Trustee, as Subservicer), enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Servicer hereunder. Each Subservicer shall be either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates and any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement which shall provide that the Subservicer's rights shall automatically terminate upon the termination, resignation or other removal of the Servicer under this Agreement. Each account used by any Subservicer for the deposit of payments on any of the Mortgage Loans shall be an Eligible Account.

                (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments.

                In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee may, with the prior written consent of the Certificate Insurer, or shall, at the direction of the Certificate Insurer, either (i) assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into or (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith.

                Section 5.3 Collection of Certain Mortgage Loan Payments; Collection Account. (a) The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices.

                The Servicer shall establish and maintain in the name of the Trustee one or more Collection Accounts (collectively, the "Collection Account"), in trust for the benefit of the Holders of the Certificates, Exchangeable Certificates, the Additional Certificates and the Certificate Insurer, one of which shall be established and maintained with the Trustee (the "Trustee Collection Account"). The Servicer shall promptly provide notice to the Certificate Insurer, the Trustee and each Rating Agency of any creation and establishment of a Collection Account hereunder. Each Collection Account shall be established and maintained as an Eligible Account and one Collection Account may be maintained at the Bank of the West, provided, that all amounts deposited in the Collection Account maintained at the Bank of the West must be transferred to the Trustee Collection Account within 7 days of such deposit. Neither the Collection Account nor the Trustee Collection Account constitute the assets of the REMIC 1995-2.

                On the Closing Date, the Servicer shall deposit in the Trustee



Collection Account any amounts representing the principal portion of Monthly Payments on the Mortgage Loans made in respect of the November 15, 1995 Due Date and received on or prior to November 30, 1995. On the third Business Day prior to the first Remittance Date, the Servicer shall have deposited into the Trustee Collection Account all of the following collections and payments received or made by the Servicer in respect of monies due under the Mortgage Loans (other than in respect of interest on the Mortgage Loans accrued on or before the Due Date immediately preceding the Cut-Off Date), and shall, on a daily basis thereafter (except as otherwise provided herein), deposit such collections and payments into the Collection Account:

                   (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments, Curtailments and all Net REO Proceeds collected after the Cut-Off Date;

                  (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the Cut-Off Date);

                 (iii)  all Net Liquidation Proceeds;

                  (iv)  all Insurance Proceeds;

\                 (v)   all Released Mortgaged Property Proceeds;

                  (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.4 and 3.3 hereof; and

                 (vii) any amount expressly required to be deposited in the Collection Account or Trustee Collection Account in accordance with certain provisions of this Agreement, including, without limitation amounts in respect of the termination of the Trust Fund (which shall be deposited in the Trustee Collection Account), and amounts referenced in Sections 2.4(b), 3.3(a), 3.3(c), 5.6, and 6.6(d) of this Agreement;

provided, however, that the Servicer shall be entitled, at its election, either
(a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect to such Mortgage Loan. All other amounts shall be deposited in the Collection Account not later than the Business Day following the day of receipt and posting by the Servicer. All amounts collected in respect of the Mortgage Loans and on deposit in the Collection Account shall be transferred on a regular weekly basis into the Trustee Collection Account, provided, that notwithstanding any regularly scheduled transfer of funds to the Trustee Collection Account the Servicer shall, not later than 3 Business Days prior to each Remittance Date transfer to the Trustee Collection Account all funds in the Collection Account that are to be included in the Servicer Remittance Amount on the Servicer Remittance Date immediately preceding the Remittance Date.

                The Servicer may direct, in writing, the institution maintaining the Collection Account or the Trustee Collection Account to invest the funds in the Collection Account or Trustee Collection Account, as the case may be, only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained an Opinion of Counsel (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the REMIC 1995-2 to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

                The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.14 and payments in the nature of prepayment charges, late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account. Notwithstanding any provision herein to the contrary, if the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, and the Servicer shall have the right at all times to transfer funds from the Collection Account to the Trustee Collection Account. All funds deposited by the Servicer in the Collection Account and the Trustee Collection Account shall be held therein for the account of the Trustee in trust for the Certificateholders until disbursed in accordance with Section 6.1 or withdrawn in accordance with Section 5.4.

                (b) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

                (c) The Collection Account may, upon written notice by the Trustee to the Certificate Insurer, be transferred to a different depository so long as such transfer is to an Eligible Account.

                Section 5.4 Permitted Withdrawals from the Collection Account and Trustee Collection Account. The Servicer may, subject to or upon written authorization from the Trustee, from time to time, make withdrawals from the Collection Account or, as applicable, the Trustee Collection Account for the following purposes:

                (a) to reimburse itself from any funds in the Collection Account and the Trustee Collection Account for any accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances. The Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts on deposit in the Collection Account as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Periodic Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

                (b) to reimburse itself for any Periodic Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account and the Trustee Collection Account;

                (c) to withdraw from the Collection Account or the Trustee Collection Account any Preference Amount received from a Mortgagor;

                (d) to withdraw any funds deposited in the Collection Account or Trustee Collection Account that were not required to be deposited therein;

                (e) to withdraw from the Collection Account or the Trustee Collection Account any funds needed to pay itself Servicing Compensation pursuant to Section 5.14 hereof to the extent not retained or paid pursuant to
Section 5.3, 5.4 or 5.14;

                (f) to withdraw from the Collection Account or the Trustee Collection Account to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.3 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
Section 8.1 all amounts received thereon and not required to be deposited into the Collection Account or the Trustee Collection Account as a result of such repurchase or replacement;

                (g) subject to the provisions of Section 5.21, to reimburse itself from the Collection Account or the Trustee Collection Account for (i) Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Trust Balance thereof and (ii) for amounts to be reimbursed to the Servicer pursuant to Section 5.22;

                (h) to withdraw from the Collection Account or the Trustee Collection Account to pay to the Seller with respect to each Mortgage Loan the excess, if any, of (i) interest accrued and unpaid on such Mortgage Loan on the Cut-Off Date, over (ii) interest on such Mortgage Loan from the Due Date for such Mortgage Loan immediately preceding the Cut-Off Date to the Cut-Off Date;

                (i) to transfer funds from the Collection Account into the Trustee Collection Account and to withdraw funds from the Collection Account and the Trustee Collection Account necessary to make deposits to the Certificate Account (which shall include the Trustee Fee) in the amounts and in the manner provided for in Section 6.1 hereof;

                (j) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account or Trustee Collection Account;

                (k) to withdraw from the Collection Account, on behalf of the Seller or other Holder of the Exchangeable Certificate, any amount deposited therein that is otherwise allocable to an Additional Balance assigned to an Exchangeable Certificate held by the Seller or such Holder and deposit such amount into the Exchangeable Certificate Account; and

                (l) to clear and terminate the Collection Account and Trustee Collection Account upon the termination of this Agreement.

                The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

                Section 5.5  Payment of Taxes, Insurance and Other Charges.
With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting casualty insurance coverage.

                With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

                Section 5.6 Maintenance of Casualty Insurance. For each Mortgage Loan, the Servicer shall maintain or cause to be maintained, to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, fire and casualty insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the replacement value of the improvements securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained, to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. With respect to each Mortgage Loan, the Servicer shall also maintain fire insurance with extended coverage and, if applicable, flood insurance on REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 5.3, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 5.6 (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.4. Any cost incurred by the Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or the Mortgage Loan secured by the Mortgage Note or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Servicer pursuant to
Section 5.4. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the first sentence of this Section 5.6, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this Section 5.6 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

                Section 5.7 Servicer Account. In addition to the Collection Account, the Servicer shall be permitted to establish and maintain one or more Servicer Accounts (collectively, the "Servicer Account"), which shall be an Eligible Account, in which the Servicer may deposit all payments by, and collections from, the Mortgagors received in connection with the Mortgage Loans prior to the Servicer's deposit of all such funds required to be deposited into the Collection Account. Withdrawals may be made out of such collections in the Servicer Account to reimburse the Servicer for any advances not otherwise required to be made from the Collection Account or for any refunds made by the Servicer of any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law, and in order to terminate and clear the Servicer Account upon the termination of this Agreement upon the termination of the Trust Fund.

                Section 5.8 Fidelity Bond; Errors and Omissions Policy. (a) The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.8 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate



Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, such Certificateholder or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained with certain underwriters as may be specified in writing to the Certificate Insurer and the Trustee, from time to time. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without written notice to the Trustee and the Certificate Insurer.

                (b) The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.8(a) hereof. Any such Fidelity Bond and Errors and Omissions Policy shall not be cancelled or modified in a materially adverse manner without written notice to the Certificate Insurer.

                Section 5.9 Collection of Taxes, Assessments and Other Items. The Servicer shall deposit all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items in the Collection Account. Withdrawals from the Collection Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law. The Servicer shall advance the payments referred to in the first sentence of this
Section 5.9 that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer pursuant to Section 5.3 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

                Section 5.10 Periodic Filings with the Securities and Exchange Commission; Additional Information. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust and/or the Certificates required to be filed (as set forth in written instructions received from the Depositor within 10 Business Days of the Closing
Date), and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Depositor shall promptly file, and exercise its best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Trustee in connection with the foregoing shall be reimbursed pursuant to Section
9.5 and shall not be paid by the Trust.

                Section 5.11 Enforcement of Due-on-Sale Clauses; Assumption Agreements. In any case in which a Mortgaged Property is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon) and the Servicer has knowledge of such prospective conveyance, the Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Interest Rate with respect to such Mortgage Loan shall remain unchanged. The Servicer is also authorized to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

                Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

                Section 5.12 Realization upon Defaulted Mortgage Loans. Except as provided in the last two paragraphs of this Section 5.12, the Servicer shall, on behalf of the Trustee, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.3. In connection with such foreclosure or other conversion, the Servicer shall follow Accepted Servicing Practices. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds). The Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account and the Trustee Collection Account with respect thereto are permitted under Section 5.3.

                The Servicer may foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

                In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Trustee, or to the Servicer on behalf of the Trustee and the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Mortgage Loan shall be considered to be a Mortgage Loan held in the applicable REMIC of the Trust Fund until such time as the related Mortgaged Property shall be sold and such REO Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an Outstanding Mortgage Loan:

        (i) Notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) shall be assumed to remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

        (ii) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan of the applicable REMIC of the Trust Fund, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

        (iii) The Net REO Proceeds allocated to the payment of a related Servicing Fee shall be limited to an amount equal to the product of (x) the total amount of Net REO Proceeds allocable to interest multiplied by (y) the fraction, the numerator of which is the interest rate at which the Servicing Fee is determined and the denominator of which is the Mortgage Interest Rate borne by such Mortgage Loan.

                In the event that a REMIC of the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of such REMIC within two years after its acquisition thereby unless (a) the Servicer shall have provided to the Trustee an Opinion of Counsel to the effect that the holding by such REMIC of the Trust Fund of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause such REMIC to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject such REMIC or the Trust Fund to tax or cause the applicable REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Servicer or the Trustee (at the Servicer's expense) shall have applied for, at least 60 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two-year period shall be extended by the applicable period. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the applicable REMIC of the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that such REMIC does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

                In lieu of foreclosing upon any defaulted Mortgage Loan, the Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Servicer's underwriting guidelines with respect to mortgage loans owned by the Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation. Alternatively, the Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

                Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, such procedures are as required by the provisions of the FNMA's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and each Class A Certificateholder. The Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for Mortgaged Property without obtaining the consent of the Certificate Insurer.

                Section 5.13. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall (i) immediately deliver to the Trustee a notice substantially in the form of the Request for Release attached hereto as Exhibit H (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the applicable Collection Account pursuant to Section 5.3 have been or shall be so deposited) and executed by a Servicing Officer and (ii) request delivery to it of the Mortgage File. Upon receipt of such Request for Release, the Trustee, or the Custodian on its behalf, shall promptly release the related Mortgage File to the Servicer. Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Servicer any required power of attorney provided to the Trustee by the Servicer and other required documentation in accordance with Section 5.1(d). From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release signed by a Servicing Officer, release, or cause the Custodian to release, the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release hereinabove specified, the Mortgage File shall be delivered by the Trustee to the Servicer.

                Section 5.14 Servicing Fee; Servicing Compensation. (a) The Servicer shall be entitled, at its election, either (i) to pay itself the Servicing Fee out of any Mortgagor payment on account of interest or Net REO Proceeds actually collected prior to the deposit of such payment in the Collection Account or (ii) to withdraw from the Collection Account or Trustee Collection Account such Servicing Fee pursuant to Section 5.4. The Servicer shall also be entitled, at its election, either (a) to pay itself the Servicing Fee in respect of each delinquent Mortgage Loan out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 5.3(a) or (b) to withdraw from the Collection Account the Servicing Fee in respect of each such Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by
Section 5.4(a).

                The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Servicer as servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The aggregate Servicing Fee shall be offset as provided in Section
5.20. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.5) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                (b) Servicing compensation in the form of assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Servicer and are not required to be deposited in the Collection Account.

                Section 5.15 Reports to the Trustee; Collection Account Statements. Not later than 15 days after each Remittance Date, the Servicer shall provide to the Trustee and the Certificate Insurer a statement, certified by a Servicing Officer, setting forth the status of the Collection Account and the Trustee Collection Account as of the close of business on the related Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account and the Trustee Collection Account for each category of deposit specified in Section 5.3 and each category of withdrawal specified in Section 5.4, the allocation of such amounts between principal and interest collected on the Trust Balances and any Additional Balances and the aggregate of deposits into the Certificate Account and the Exchangeable Certificate Account as specified in Sections 6.1(d) and 6.1(f), respectively. Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Remittance Date occurs and the allocation of such aggregated balances between the Trust Balances and the Additional Balances. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

                Section 5.16 Annual Statement as to Compliance. The Servicer will deliver to the Trustee, the Certificate Insurer, S&P and Moody's not later than the last day of the fifth month subsequent to the end of the Servicer's fiscal year beginning in 1996, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement and any applicable Supplement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officers' Certificate shall be accompanied by the statement described in Section
5.17 of this Agreement. Copies of such statement shall, upon request, be provided to any Certificateholder by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies.

                Section 5.17 Annual Independent Public Accountants' Servicing Report. Not later than the last day of the fifth month subsequent to the end of the Servicer's fiscal year, beginning in 1996, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Trustee, the Certificate Insurer, S&P and Moody's to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Servicer under pooling and servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such statement), conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement and any applicable Supplement. Copies of such statement shall, upon request, be provided to Certificateholders by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs mortgage pass-through certificates offered by the Depositor (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise.

                Section 5.18  [Reserved].

                Section 5.19 Reports to be Provided by the Servicer. (a) In connection with the transfer of the Certificates, the Trustee on behalf of any Certificateholder may request that the Servicer make available to any prospective Certificateholder annual unaudited financial statements of the Servicer (or, upon request, audited annual financial statements of the Servicer's ultimate parent corporation) for one or more of the most recently completed fiscal years for which such statements are available, which request shall not be unreasonably denied or unreasonably delayed. Such annual unaudited financial statements also shall be made available to the Certificate Insurer upon request.

                (b) The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer or any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer or such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                The reasonable out of pocket expenses of the Servicer incurred in connection with (a) and (b) above shall be reimbursable to the Servicer as a Servicing Advance.

                Section 5.20 Adjustment of Servicing Compensation in Respect of Prepaid Mortgage Loans. The aggregate amount of the Servicing Fees that the Servicer shall be entitled to receive with respect to all of the Mortgage Loans and each Remittance Date shall be offset on such Remittance Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments during the Due Period applicable to such Remittance Date. The amount of any offset against the aggregate Servicing Fee with respect to any Remittance Date under this Section
5.20 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in Due Period applicable to such Remittance Date received by the Servicer prior to the Servicer Remittance Date, and (ii) Principal Prepayments, Curtailments and Liquidation Proceeds received in the Due Period applicable to such Remittance Date, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

                Section 5.21 Periodic Advances. If, on any Determination Date, the Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Determination Date have not been received as of the close of business on such Determination Date, the Servicer shall determine the amount of any Periodic Advance required to be made with respect to such unpaid Monthly Payments on the related Servicer Remittance Date. The Servicer shall, one Business Day after such Determination Date, certify and deliver a magnetic tape or diskette to the Trustee indicating the payment status of each Mortgage Loan as of such Determination Date and shall cause to be deposited in the Trustee Collection Account an amount equal to the Periodic Advance for the related Servicer Remittance Date, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Remittance Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Servicer from its own funds by deposit into the Trustee Collection Account on or before the Determination Date corresponding to any such future Servicer Remittance Date to the extent that funds in the Trustee Collection Account on such future Determination Date shall otherwise be less than the amount required to be transferred to the Certificate Account in respect of payments to Certificateholders required to be made on the Remittance Date related to such future Determination Date.

                The Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such designation, except in cases of manifest error, being conclusive for purposes of withdrawals from the Collection Account or Trustee Collection Account pursuant to Section 5.4.

                Section 5.22 Indemnification; Third Party Claims. (a) Each of the Servicer, the Depositor, and the Seller (solely for the purpose of this Section 5.22, the "Indemnifying Parties") agrees to indemnify and to hold each of the Servicer, the Depositor, the Trustee, the Seller, the Certificate Insurer and each Certificateholder (solely for the purpose of this Section 5.22, the "Indemnified Parties") harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may, respectively, sustain in any way related to the failure of any one or more of the Indemnifying Parties to perform its respective duties in compliance with the terms of this Agreement. Each Indemnified Party and the Servicer shall immediately notify the other Indemnified Parties if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees approved by the Certificate Insurer, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Parties in respect of such claim. The Trustee shall, out of the assets of the Trust Fund, reimburse the Servicer in accordance with Section 5.14 hereof for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Mortgages in compliance with the terms of this Agreement; provided, that the Servicer's indemnity hereunder shall not be in any manner conditioned on the availability of funds for such reimbursement.

                (b) The Trustee, at the written request of the Servicer (which the Trustee may conclusively rely on) may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Servicer pursuant to Section 4.4(a)(ii) of the Purchase and Sale Agreement, except when the claim relates directly to the failure of the Servicer, if it is, or is an Affiliate of, the Seller, to perform its obligations to service and administer the Mortgages in compliance with the terms of the Purchase and Sale Agreement, or the failure of the Seller to perform its duties in compliance with the terms of this Agreement.

                (c) The Trustee, at the written request of the Servicer (which the Trustee may conclusively rely on) shall reimburse the Seller from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Seller pursuant to the second sentence of Section 4.4(a)(ii) of the Purchase and Sale Agreement except when the relevant claim relates directly to the failure of the Seller to perform its duties in compliance with the terms of the Purchase and Sale Agreement.

                Section 5.23 Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Servicer. (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.1 to be true and correct at all times under this Agreement.

                (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of at least $15,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

                Section 5.24 Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual written consent of the Servicer, the Seller, the Certificate Insurer and the Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Seller, the Depositor and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 7.2. The Servicer shall provide the Trustee, Moody's and S&P and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 5.24.

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                          ARTICLE VI

                   Distributions and Payments

                Section 6.1 Establishment of Certificate Account and Exchangeable Certificate Account; Deposits to the Certificate Account and the Exchangeable Certificate Account. (a) The Trustee shall establish and maintain the Certificate Account which shall be titled "Certificate Account, The Chase Manhattan Bank, N.A., as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1995-2, Class A and Class R" and which shall be an Eligible Account. Notice of the establishment of the Certificate Account shall be promptly provided in writing to each of the Servicer, the Rating Agencies and the Certificate Insurer.

                (b) The Trustee shall establish and maintain the Exchangeable Certificate Account which shall be titled "Exchangeable Certificate Account, The Chase Manhattan Bank, N.A., as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1995-2, Exchangeable Certificates." Pursuant to Section 6.11, the Trustee shall establish additional Exchangeable Certificate Accounts in connection with the issuance of additional Exchangeable Certificates. In connection with each new Series of Additional Certificates, the Trustee shall establish a related account (each, an "Additional Certificate Account"). Notice of the establishment of each Account created pursuant to this Section 6.1(b) shall be promptly provided in writing to each of the Servicer, the Rating Agencies and the Certificate Insurer.

                (c) The Servicer may direct the Trustee in writing to invest the funds in the Certificate Account only in Permitted Investments which mature not later than the Business Day prior to the Remittance Date. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has delivered to the Trustee an Opinion of Counsel (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code
Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the REMIC 1995-2 to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Servicer out of its own funds immediately as realized.

                (d) On each Servicer Remittance Date, the Servicer shall cause to be deposited in the Certificate Account, (i) from funds on deposit in the Trustee Collection Account, an amount equal to the Servicer Remittance Amount and (ii) from related funds on deposit in the Collection Account or the Trustee Collection Account, the Net Foreclosure Profits, if any with respect to the related Remittance Date, minus any portion thereof payable to the Servicer pursuant to Section 5.3, net of the Exchangeable Certificate Allocation.

                (e) On the Business Day prior to each Remittance Date, the Trustee shall transfer funds on deposit in the Trustee Collection Account into the Certificate Account in the amount specified by the Servicer pursuant to
Section 6.4(d) hereof.

                (f) On each Servicer Remittance Date, the Servicer shall cause to be deposited in the Exchangeable Certificate Account, all amounts on deposit in the Trustee Collection Account and the Collection Account allocable to the Exchangeable Certificate in accordance with the definition of Servicer Remittance Amount and the definition of Exchangeable Certificate Allocation hereof. In the event that there is more than one Exchangeable Certificate Account or any Additional Certificate Accounts have been established, all funds herein required to be deposited in the Exchangeable Certificate Account shall be allocated among Exchangeable Certificate Account(s) and/or Additional Certificate Account(s) as set forth in one or more "Exchange Notices," as such term is defined in Section 6.11.

                Section 6.2 Permitted Withdrawals From the Certificate Account and The Exchangeable Certificate Account. The Trustee shall, in accordance with the Servicer's written directions to the Trustee as described in Section 6.5, withdraw or cause to be withdrawn

                (a) funds from the Certificate Account for the following purposes:

                        (i) to effect the distributions described in Section 6.5(a);

                        (ii) to pay to or upon the direction of the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.3 or to pay to the Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased all amounts received thereon deposited in the Certificate Account that do not constitute property of the Trust Fund;

                        (iii) to pay the Servicer any interest earned on or investment income earned with respect to funds in the Certificate Account;

                        (iv) to return to the Trustee Collection Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

                        (v) to clear and terminate the Certificate Account upon termination of the Trust Fund pursuant to Article VIII.

                The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Account pursuant to each of subclauses (a)(i)



through (a)(v) listed above.


                (b) funds from the Exchangeable Certificate Account, for the following purposes:

                        (i) to effect the distributions described in Section 6.5(b);

                        (ii) to pay to the Servicer any interest earned on or investment income earned with respect to funds in the Exchangeable Certificate Account;

                        (iii) to return to the Trustee Collection Account or the Collection Account any amount deposited in the Exchangeable Certificate Account that was not required to be deposited therein; and

                        (iv) to clear and terminate the Exchangeable Certificate Account upon termination of the Trust Fund pursuant to Article VIII hereof.

                The Trustee shall keep and maintain a separate accounting for withdrawals from the Exchangeable Certificate Account pursuant to each of subclauses (b)(i) through (b)(v).

                Section 6.3 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including, but not limited to, (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Subservicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

                Section 6.4 The Reserve Account and the Certificate Insurance Policy. (a) On the Closing Date, the Trustee shall establish the Reserve Account entitled "Reserve Account, The Chase Manhattan Bank, N.A., as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 1995-2, Class A and Class R" for the benefit of the Trust, the Certificateholders and the Certificate Insurer. The Trustee shall have exclusive control over such Reserve Account and the sole right of withdrawal from such Account. On the Closing Date, the Depositor, from the proceeds of the offering of the Certificates, shall deposit an amount equal to $2,966,064 in such Reserve Account, which represents 5.75% of the Original Class A Principal Balance. The Trustee shall maintain the Reserve Account at the Required Reserve Account Level as described in Section 6.5 hereof. If the amount in the Reserve Account decreases below the Required Reserve Account Level, then on the next Remittance Date, the Trustee shall, to the extent of the Available Funds Excess, transfer from the Certificate Account the amount described in Section 6.5(a)(vi) and deposit such amount into the Reserve Account. On any Remittance Date, any amount in the Reserve Account in excess of the Required Reserve Account Level after the required distributions described in Sections 6.5(a)(i)-(v) shall be withdrawn from the Reserve Account and paid to the Holders of the Class R Certificates pro rata in proportion to their undivided beneficial ownership interest in the REMIC 1995-2. Funds held in the Reserve Account shall be invested in Permitted Investments at the written direction of the Holders of the Class R Certificates that mature prior to the Business Day prior to the next Servicer Remittance Date. No Permitted Investments shall be sold prior to its maturity. The Holders of the Class R Certificates shall be liable for any losses occurring with respect to the Permitted Investments held in the Reserve Account.

                (b) Not later than two Business Days prior to the Servicer Remittance Date, the Trustee, based on the information provided to it by the Servicer pursuant to Section 6.5 hereof, shall determine with respect to the immediately following Remittance Date the amount to be on deposit in the Certificate Account (such amount the result of the Servicer's remittance of the Servicer Remittance Amount) reduced by (x) the sum of the amounts described in clauses (i) and (ii) of Section 6.5(a) for the related Remittance Date, and further not including (y) any Insured Payment. The amount described in the preceding sentence with respect to such Remittance Date, when added to the amount on deposit in the Reserve Account, is the "Available Amount."

                (c) Not later than 12:00 noon New York City time on the second Business Day preceding each Remittance Date, the Trustee shall, if the Trustee determines that the Available Amount for the related Remittance Date is less than the Class A Formula Distribution Amount for such Remittance Date, complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer and such notice shall serve as a claim for an Insured Payment in an amount equal to the Insured Payment due for and on such Remittance Date. The Insured Payment shall be deposited directly into the Certificate Account in accordance with the Notice and the Certificate Insurance Policy.

                (d) On the Business Day prior to each Remittance Date, (i) for which an Insured Payment is required, the Trustee shall withdraw all funds on deposit in the Reserve Account and deposit such amount in the Certificate Account and (ii) for which no Insured Payment is required, the Trustee shall withdraw from the Reserve Account an amount equal to the excess, if any, of the sum of the amounts referenced in clauses (i), (ii), (iii) and (iv) of Section 6.5(a) over the amounts then on deposit in the Certificate Account and deposit such amount in the Certificate Account to be used to make distributions to the Certificateholders on the related Remittance Date.

                (e) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                (f) In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount distributed on the Class A Certificates, including any amounts represented by an Insured Payment, has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided amount distributed, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's amount distributed is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

                (g) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

                Section 6.5 Distributions. No later than 12:00 noon California time on the Determination Date, the Servicer shall deliver to the Trustee and to the Certificate Insurer a report in computer-readable form specifying (x) the outstanding Trust Balances and Additional Balances, if any, of each of the Mortgage Loans as of the last day of the calendar month immediately preceding the Due Period applicable to such Servicer Remittance Date, (y) such of the information included in Section 6.7(c) as to the Mortgage Loans as the Trustee may reasonably require or the Certificate Insurer may reasonably request and (z) such information as to each Mortgage Loan as of the Record Date immediately preceding such Servicer Remittance Date and such other information as the Trustee shall reasonably require or the Certificate Insurer may reasonably request. The Servicer shall include written direction to the Trustee (with a copy delivered to the Certificate Insurer) specifying the following information (which need not be in computer-readable form): (A) each amount to be transferred by the Trustee from the Trustee Collection Account and/or the Collection Account
(i) to the Certificate Account, including (a) the Servicer Remittance Amount,
(b) the Net Foreclosure Profits (net of any portion payable to the Servicer and net of the Exchangeable Certificate Allocation portion thereof) and (c) the Periodic Advances for such Remittance Date; and (ii) to the Exchangeable Certificate Account(s) or any Additional Certificate Account(s), pursuant to
Section 6.1(f); (B) instructions to the Trustee regarding the amounts to be withdrawn from the Reserve Account and deposited into the Certificate Account pursuant to Section 6.4(d) hereof; and (C) instructions to the Trustee specifying the amounts to be withdrawn from the Certificate Account pursuant to
Section 6.2(a) (including therein an itemization of the amounts to be distributed pursuant to Section 6.2(a)(i) as specified in Section 6.5(a)(i)-
(vii)) and the amounts to be withdrawn from the Exchangeable Certificate Account(s) or Additional Certificate Account(s) pursuant to Section 6.2(b) (including therein an itemization of the amounts to be distributed pursuant to Section 6.5(b)(i)-(ii)). The information with respect to the Remittance Date provided by the Servicer to the Trustee and the Certificate Insurer on the Determination Date shall also include the Class A Formula Distribution Amount, the Class A Pass-Through Rate, the Weighted Average Rate Cap, the Premium Percentage, the aggregate Class A Principal Balance, the aggregate sum of the Trust Balances for all Mortgage Loans and the Required Reserve Account Level. The Servicer shall also calculate and provide the Available Amount, the Available Funds Excess, if any, the amount of the Class A Insured Distribution Amount and any Insured Payment and the amount required to be deposited into the Reserve Account to bring the amount remaining on deposit in the Reserve Account (after any withdrawal by the Trustee, and subsequent transfer to the Certificate Account) equal to the Required Reserve Account Level. Simultaneous with the delivery of the foregoing information to the Trustee, the Servicer shall provide the Trustee and the Certificate Insurer with a report including information specified in each of Sections 6.7(a)(i)-(xi) and in Section 6.7(c)(i)-(vii).

                (a) With respect to the Certificate Account (including, if deposited into the Certificate Account, any withdrawals from the Reserve Account or any Insured Payments), on each Remittance Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                        (i)     to the Certificate Insurer, the Certificate



Insurance Policy Premium Amount;

                        (ii) to the Trustee, an amount equal to the Trustee's Fees then due to it;

                        (iii) to the Class A Certificateholders an amount equal to the Class A Interest Distribution Amount;

                        (iv) to the Class A Certificateholders an amount equal to the Class A Principal Distribution Amount;

                        (v) to the Certificate Insurer the lesser of (x) the excess of (i) the amount in the Certificate Account (excluding Insured Payments) over (ii) the amount of Insured Payments for such Remittance Date and (y) the outstanding Reimbursement Amount, if any, as of such Remittance Date;

                        (vi) to the Reserve Account, an amount equal to the lesser of (x) any amount then remaining in the Certificate Account after the applications described in clauses (i) through (v) above (the "Available Funds Excess") and (y) the amount necessary to bring the amount on deposit in the Reserve Account to the Required Reserve Account Level; and

                        (vii) to the Holders of the Class R Certificates, the amount remaining in the Certificate Account on such Remittance Date, if any.


                (b) With respect to the Exchangeable Certificate Account, on each Remittance Date, the Trustee shall make the following disbursements and transfers in the following order of priority, and each such disbursement or transfer shall be treated as having occurred only after all preceding disbursements and transfers have occurred:

                        (i) to the Trustee Collection Account, the amount on deposit in the Exchangeable Certificate Account representing any amount not required to be deposited in the Exchangeable Certificate Account;

                        (ii) to the Servicer, any amounts representing interest earned on or investment income earned with respect to funds on deposit in the Exchangeable Certificate Account; and

                        (iii) to or upon the direction of the Holder(s) of the Exchangeable Certificate(s) and the Additional Certificate(s), the corresponding Percentage Interest of each such certificate of the amount remaining on deposit on such Remittance Date in the Exchangeable Certificate Account after each of the foregoing distributions have occurred.

Notwithstanding the foregoing, the aggregate amounts distributed on all Remittance Dates to the Holders of the Class A Certificates on account of principal shall not exceed the Original Class A Principal Balance. Any amount payable to the Additional Certificates and the Exchangeable Certificate from the Exchangeable Certificate Account shall, to the extent not herein described, be determined by the applicable Supplement.

                Section 6.6 Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account (other than the Reserve Account) held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer, in one or more Permitted Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (d) of the definition of Permitted Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Remittance Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Remittance Date). Notwithstanding anything to the contrary in this Section 6.6(a), all amounts received under the Certificate Insurance Policy shall remain uninvested.

                (b) If any amounts are needed for disbursement from any Account (other than the Reserve Account) held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.6 is the cause of such loss or charge or the Trustee is the obligor of the related investment.

                (c) Subject to Section 9.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except as provided in subsection (b) of this Section 6.6).

                (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Account (excluding the Reserve Account) shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee). The Servicer shall deposit in the related Account the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

                Section 6.7 Reports by Trustee. (a) On each Remittance Date the Trustee shall, based on a report delivered to it by the Servicer on the Determination Date, as described in Section 6.5 hereof, provide to each Holder, to the Certificate Insurer, to the Underwriter, to the Depositor, to the



Servicer, to S&P and to Moody's a written report (the "Trustee Remittance Report"), setting forth information including, without limitation, the following information:

                        (i) the amount of the distributions made on such Remittance Date with respect to the Class A Certificates, the Class R Certificates, the Exchangeable Certificate and any Additional Certificates, including whether such distributions were made to the holder of the corresponding certificate, or to an account held by the Trust for the benefit of such corresponding certificate;

                        (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

                        (iii) the amount of such distributions allocable to interest and the calculation thereof;

                        (iv) the amount of any Net Liquidation Proceeds included in such distributions and the calculation thereof;

                        (v) the principal amount of the Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, and the outstanding amount of the Trust Balances and the Additional Balances, in each case after giving effect to any principal payments made on such Remittance Date;

                        (vi) the amount of any Insured Payment included in the amounts distributed to the Class A Certificateholders on such Remittance Date;

                        (vii) the amount of any Available Funds Excess and any Deficiency Amount on such Remittance Date;

                        (viii) the amount of any Class A Insured Distribution Amount withdrawn from the Reserve Account on such Remittance Date;

                        (ix) the amount then on deposit in the Reserve Account on such Remittance Date, together with the current Required Reserve Account Level (indicating the calculation for each in such report);

                        (x) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in each such distribution; and

                        (xi) the amounts, if any, of any Liquidation Loan Losses for the related Due Period.

Items (i), (ii) and (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

                (b) All distributions made to the Certificateholders according to Class or type of Certificate on each Remittance Date will be made on a pro rata basis among the Certificateholders as of the next preceding Record Date based on the proportional beneficial ownership interest in the related REMIC as are represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

                (c) In addition, on each Remittance Date the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriter, to the Depositor, to S&P and to Moody's, together with the information described in subsection (a) preceding, the following information with respect to the Mortgage Loans as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below), which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Servicer Remittance Date:

                   (i) the total number of Mortgage Loans and the aggregate Trust Balances and Additional Balances, if any, thereof, together with the number, aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Trust Balances of the Mortgage Loans) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent;

                  (ii) the number, aggregate Trust Balances of all Mortgage Loans and percentage (based on the aggregate Trust Balances of the Mortgage Loans) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans in foreclosure proceedings and the number, aggregate Trust Balances of all Mortgage Loans and percentage (based on the aggregate Trust Balances of the Mortgage Loans) of any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i);

                 (iii) the number, aggregate Trust Balances of all Mortgage Loans and percentage (based on the aggregate Trust Balances of the Mortgage



Loans) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number, aggregate Trust Balances of all Mortgage Loans and percentage (based on the aggregate Trust Balances of the Mortgage Loans) of any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i);

                  (iv) the number, aggregate Trust Balances of all Mortgage Loans and percentage (based on the aggregate Trust Balances of the Mortgage Loans) of the aggregate Trust Balances of such Mortgage Loans to the aggregate Trust Balance of all REO Mortgage Loans and the number, aggregate Trust Balances of all Mortgage Loans and percentage (based on the aggregate Trust Balances of the Mortgage Loans) of any such Mortgage Loans that are also included in any of the statistics described in the foregoing clause (i);

                   (v) the weighted average Mortgage Interest Rate and the Net Mortgage Interest Rate as of the Due Date occurring in the Due Period related to such Remittance Date;

                  (vi) the weighted average remaining term to stated maturity of all Mortgage Loans; and

                 (vii)  the book value of any REO Property.

                Section 6.8 Additional Reports by Trustee and by Servicer. (a) The Trustee shall report to the Depositor, the Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Depositor, the Servicer or the Certificate Insurer may from time to time request in writing.

                (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Purchase and Sale Agreement or in Section 3.1 or 3.2 hereof.

                (c) On a monthly basis, for so long as the Certificate Insurer shall so require, the Servicer shall deliver to the Trustee a monthly report (which shall be on computer readable magnetic tape or disk) which shall include information regarding the individual Mortgage Loans and such summary information as the Trustee shall reasonably require in order to provide for a transition of servicing obligations to the Successor Servicer.

                Section 6.9 Compensating Interest. Not later than the close of business on the third Business Day prior to the Remittance Date, the Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Certificate Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Date resulting from Principal Prepayments during the related Due Period and (b) its aggregate Servicing Fees received in the related Due Period (the "Compensating Interest").

                Section 6.10 Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (ii) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                Section 6.11  Exchanges; Tender of Exchangeable Certificate.

                Except as otherwise provided in an applicable Supplement, Exchangeable Certificates issued hereunder may only be exchanged in accordance with the terms of Section 4.2 and this Section 6.11.

                (a) Any Holder of an Exchangeable Certificate may direct the Trustee to issue one or more new or reissued Exchangeable Certificates and/or Additional Certificates by notifying the Trustee (and, in the case of any Exchange whereby Additional Certificates are issued, the Certificate Insurer), in writing at least five days in advance (an "Exchange Notice") of the date (an "Exchange Date") upon which the issuance is to occur (an "Exchange"). Any Exchange Notice shall specify the number of new Exchangeable Certificates, if any, to be issued and the number of Additional Certificates, if any, to be issued on such Exchange Date and shall specify the portion of the Exchangeable Certificate Allocation and other rights to which the Holder of the Exchangeable Certificate would otherwise be entitled to receive in respect of such Exchangeable Certificate which should be allocated to the new Exchangeable Certificates and/or Additional Certificates, as the case may be.




                (b) In the event more than one Exchangeable Certificates are to be issued, the Trustee shall cancel the Exchangeable Certificate subject to the Exchange and issue two or more Exchangeable Certificates having the allocations of the Exchangeable Certificate Allocation specified in the Exchange Notice and shall establish Exchangeable Certificate Accounts for each such Exchangeable Certificate. There is no limit to the number of Exchanges that may be performed under the Agreement.

                (c) In the event that Additional Certificates are to be issued, the Trustee and the Holder of the Exchangeable Certificate subject to the exchange shall execute a Supplement to this Agreement and such new Series of Additional Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such
Series to which it belongs, as selected by such Holder.   Such Supplement shall
specify (i) the designation of any Series of Additional Certificates to be issued on the Exchange Date; (ii) the method of allocating Collections or other funds or assets to which such Series is entitled among holders of such Series' certificates; (iii) the closing date, (iv) the rating agency or agencies, if any, rating such Series, (v) the name of any applicable clearing agency, (vi) any applicable interest payment date or dates and the date or dates from which any such interest shall accrue, (vii) the names of any new accounts to be used by such Series and the terms governing the operation of any such account, (viii) the terms of any credit enhancement with respect to such new Series, if any,
(ix) the credit enhancement provider, if applicable, (x) any deposit into any account provided for such new Series, (xi) the number of Classes of such new Series, and if more than one Class, the rights and priorities of each such Class, (xiii) the voting rights of the Holders of such new Series, which shall, to the extent such Holder is a Person other than the Seller or the Servicer, provide that such Holder shall have the right to vote on any matter affecting the collateral for such new Series that may adversely affect such Holder's interest to the extent of any voting rights previously allocated to the Exchangeable Certificate and any Additional Certificates exchanged in connection with the issuance of such new Series, and shall further provide, unless otherwise provided herein, that the rights of any Holder of any new Series to vote on, or provide consent with respect to, any amendment of the terms and provisions of this Agreement otherwise requiring the vote or consent of all Certificateholders shall, to the extent such amendment affects the interest of the Holders of all Series, be equal to the rights of a Holder of any other Series, and (xiv) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper). Unless otherwise agreed by the Certificate Insurer, no Additional Certificates shall have the benefit of the Certificate Insurance Policy. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Additional Certificates only upon delivery to it of the following: (i) a Supplement satisfying the criteria set forth in subsection (c) hereof, executed by the Holder of the Exchangeable Certificate subject to the exchange and specifying the principal terms of such Series as described in subsection (c) hereof, (ii) an Opinion of Counsel addressed to the Trustee and to the Certificate Insurer to the effect that (1) if the newly issued Series of Additional Certificates are to be transferred to a new REMIC of the Trust Fund, the Trustee will elect to treat it as a REMIC for Federal income tax purposes (or as a comparable federal income tax structure), and (2) that the issuance of the newly issued Series of Additional Certificates will not adversely affect the Federal income tax characterization of either any outstanding Certificates or any outstanding Additional Certificates, or the Trust Fund (iii) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series (without regard to the Certificate Insurance Policy or any other credit enhancement), (iv) an Officer's Certificate of the Servicer and of the Seller affirming those representations and warranties contained in the Purchase and Sale Agreement made with respect to the Mortgage Loans related to the Additional Balances the interests in which serve as the collateral for the new Series of Additional Certificates issued in connection with such Exchange or such other representations and warranties substantially similar thereto, (v) a revised Mortgage Loan Schedule for each Mortgage Loan the Additional Balance of which serves as the collateral for any Additional Certificate of a new Series issued in connection with such Exchange indicating, in addition to such information otherwise provided thereon, the number of such Mortgage Loan and, in the case of Additional Balances the interest in which is represented by such Additional Certificate, the amount of such Additional Balance as of the date of such Exchange, (vi) the existing Exchangeable Certificate and (vii) the consent of the Certificate Insurer, which shall not be unreasonably withheld. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Certificate and issue, as provided above, such new Series of Additional Certificates and a new Exchangeable Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under the Agreement.

                (d) In the event that a single exchange relates to both the issuance of two or more Exchangeable Certificates and Additional Certificates, the provisions of paragraph (b) of this Section 6.11 governs the issuance of the Exchangeable Certificates and the provisions of paragraph (c) of this Section
6.11 governs the issuance of the Additional Certificates.

                (e) In connection with any Exchange whereby new mortgage loans are to be added to the Trust Fund, (each, an "Additional Mortgage Loan") whether as consideration for a new Series of Certificates, or in connection with any repurchase or substitution of one or more Mortgage Loans the Additional Balances of which are represented by any exchanged or issued certificate, the Supplement related to any such Series shall specifically provide for the conveyance of, and the terms and conditions precedent to any such conveyance of, such Additional Mortgage Loans originated by Irwin Union Bank and Trust Company or any of its affiliates and conveyed to the Trust Fund by the Depositor. Effective upon any conveyance of an Additional Mortgage Loan to the Trustee, the owner of such Additional Mortgage Loan shall, and, if such owner is the Seller or the Depositor, each of the Seller and the Depositor does hereby grant, irrevocably assign, transfer and set over to the Trustee all of such owner's right, title and interest in, to and under such Additional Mortgage Loan. Concurrently with any such conveyance of Additional Mortgage Loans to the Trust Fund, all related mortgage loan schedules, files and other assets delivered in connection with such conveyance (all of which shall thereafter be deemed the assets of, and incorporated in the definition of, the Trust Fund and for the purposes of this subsection be deemed the "additional assets of the Trust Fund"), the Trustee shall acknowledge the assignment to it of such additional assets of the Trust Fund and shall execute, authenticate and deliver to or upon the order of the Depositor, in exchange therefor, such new certificates duly authenticated by the Trustee in Authorized Denominations evidencing the entire beneficial ownership interest in such additional assets of the Trust Fund.

                (f) Notwithstanding anything in this Section 6.11 to the contrary, (i) all representations and warranties of the Servicer and of the Seller made or affirmed herein, in the Mortgage Loan Sale Agreement or the Purchase and Sale Agreement with respect to any of the Mortgage Loans related to the Additional Balances serving as the collateral for any new Series of Additional Certificates issued in connection with an Exchange shall be deemed to have been made as of the date of any such issuance, and the Servicer and the Seller hereby affirm that such representations and warranties shall be true and correct with respect to each such Mortgage Loan as of the date of such issuance,
(ii) to the extent any such new Series represent interests in Additional Mortgage Loans, the Seller and Servicer shall provide representations and warranties substantially similar to the representations and warranties of the Seller and of the Servicer heretofore made or affirmed in this Agreement, the Mortgage Loan Sale Agreement and the Purchase and Sale Agreement with respect to the Mortgage Loans conveyed in connection with this Agreement to the Trust Fund and each of the Seller and Servicer hereby affirm that all such representations and warranties shall be true and correct as of the date of issuance of such new Series and (iii) the Seller shall provide (1) a Mortgage Loan Schedule for each such Additional Mortgage Loan the interest in which is represented by the new Series issued in consideration of such conveyance indicating thereon the principal amount, and any Additional Balance of, such Additional Mortgage Loan as of the date of such conveyance, and (2) one or more revised Mortgage Loan Schedules for each Mortgage Loan related to the Additional Balance the interest in which serves as collateral for the new Series or for the new Series and the reissued Exchangeable Certificate, indicating thereon, in addition to the information otherwise provided in the Mortgage Loan Schedule, the amount of any Additional Balance serving as collateral for the new Series, and with respect to the reissued Exchangeable Certificate, the indication as to which Series shall hold the interest of any existing Additional Balance or Additional Balances, together with the date after which any Additional Balance shall be allocated to the interest of the reissued Exchangeable Certificate.

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                           ARTICLE VII

                             Default

                Section 7.1 Events of Default. (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                   (i) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of this Agreement;

                  (ii) the failure by the Servicer to make any required Servicing Advance or Periodic Advance;

                 (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section 3.1 to be true and correct which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, as the case may be, by the Depositor or the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

                   (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (vi) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                 (vii) with respect to the litigation initiated by Providian Bancorp, Inc. against the Servicer as described in the Prospectus Supplement, a final nonappealable judgment or ruling is entered by a court of competent jurisdiction, or a settlement is agreed to by the Servicer, which is materially adverse to the operation of the Servicer's business or its ability to perform its obligations hereunder;

                (viii) as of any Remittance Date prior to the 60th Remittance Date, Total Expected Losses exceed 9% of the aggregate Principal Balance of the Mortgage Loans;

                  (ix) as of any Remittance Date following the 60th Remittance Date but prior to the 120th Remittance Date, Total Expected Losses exceed 13.5% of the aggregate Principal Balance of the Mortgage Loans;

                (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied with respect to (i) - (ix) above, the Trustee shall, but only at the direction of the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer, by notice in writing to the Servicer and a Responsible Officer of the Trustee, (x) remove the Servicer, and in the case of any removal at the direction of the Majority Certificateholders, and in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, (y) terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer; and (z) with respect to clauses (vii) through
(ix) above, the Trustee shall, but only at the direction of the Certificate Insurer, after notice in writing to the Servicer and a Responsible Officer of the Trustee, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.2, pass to and be vested in the Trustee or its designee approved by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify the Certificate Insurer, Moody's and S&P upon receiving notice of, or its discovery of, the occurrence of an Event of Default.

                Section 7.2 Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to
Section 7.1, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 5.24, or the Servicer is removed as Servicer pursuant to Article VII, in which event the Trustee shall promptly notify Moody's and S&P, except as otherwise provided in Section 7.1, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any servicer prior to it and including, without limitation, the obligations of the Servicer set forth in Sections 2.4 and 3.3. The Trustee, as Successor Servicer, or any other successor servicer shall be obligated to pay Compensating Interest pursuant to Section 6.9 hereof; the Trustee, as Successor Servicer is obligated to make advances pursuant to Section 5.21 unless, and only to the extent the Trustee, as Successor Servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.4(b), 5.4(g) or 5.4(j), such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as Successor Servicer delivered to the Certificate Insurer.

                (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, appoint, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

                (c) In the event the Trustee is the successor servicer, it shall be entitled to the Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section
5.14 hereof as the Servicer if the Servicer had continued to act as servicer hereunder. In the event the Trustee is unable or unwilling to act as successor servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Periodic Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

                (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

                (e) Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 5.14, together with other Servicing Compensation. The Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                Section 7.3 Waiver of Defaults. The Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to S&P and Moody's.

                Section 7.4 Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurer. (a) The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

                (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

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                          ARTICLE VIII

                           Termination

                Section 8.1 Termination. (a) Subject to Section 8.2, this Agreement shall terminate upon notice to the Trustee of either: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last survivor of the descendants of John D. Rockefeller, alive as of the date hereof.

                (b) In addition, subject to Section 8.2, the Servicer may, at its option and at its sole cost and expense (or, if the Servicer does not exercise this option, the Certificate Insurer may, at its sole cost and expense), terminate either the Trust Fund or the REMIC 1995-2 on any date on which the Class A Principal Balance is less than 10% of the Original Class A Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of
(i) the greater of (A) 100% of the Trust Balance of each outstanding Mortgage Loan and each REO Mortgage Loan, and (B) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which shall be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price) made by nationally recognized dealers and based on a valuation process which would be used to value comparable mortgage loans and REO property, plus (ii) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related due period and 30 days' interest thereon at a rate equal to the Mortgage Interest Rate, in each case net of the Servicing Fee, plus (iii) any unreimbursed amounts due to the Certificate Insurer under this Agreement or the Certificate Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy, or (ii) unless the Servicer shall have delivered to the Certificate Insurer an Opinion of Counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. Section Section 101 et seq., as amended.

                (c) If on any Remittance Date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the Certificate Account, the Servicer shall send a final distribution notice promptly to each such Certificateholder in accordance with paragraph (d) below.

                (d) Notice of any termination, specifying the Remittance Date upon which the Trust Fund or the REMIC 1995-2 will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to each of the Certificateholders identified to the Servicer by the Trustee as the Certificateholders of record as of the most recent Record Date, and shall be mailed during the month of such final distribution before the Servicer Remittance Date in such month, specifying (i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above and when the Class A Principal Balance has been reduced to zero.

                (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Class R Certificateholders for payment. Such funds shall remain uninvested.

                Section 8.2 Additional Termination Requirements. (a) In the event that the Servicer exercises its purchase option as provided in Section 8.1, the REMIC 1995-2 shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the REMIC 1995-2 (or of any other REMIC of the Trust Fund) to comply with the requirements of this Section 8.2 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in Section 860F of the Code or (ii) cause such REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

                   (i) Within 90 days prior to the final Remittance Date the Servicer shall adopt and the Trustee shall sign, a plan of complete liquidation of the REMIC 1995-2 (or the applicable REMIC of the Trust Fund) meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation, which plan shall include a description of the method for such liquidation and the price to be conveyed for all of the assets of the REMIC 1995-2 at the time of such liquidation, and at or prior to the final Remittance Date, the Trustee shall sell all of the assets of the REMIC 1995-2 (or the applicable REMIC of the Trust Fund) to the Servicer for cash; and

                 (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A Certificateholders the Class A Principal Balance, plus one month's interest thereon at the Class A Pass-Through Rate, and (B) to the Class R Certificateholders, all of such REMIC's cash on hand after such payment to the Class A Certificateholders (other than cash retained to meet claims) and the REMIC 1995-2 shall terminate at such time.

                (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Servicer as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                Section 8.3 Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

                (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

                (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

                (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

                (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Servicer" under this Agreement.


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                           ARTICLE IX

                           The Trustee

                Section 9.1 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Seller hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

                (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                   (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or with the consent of the Certificate Insurer, the Class A Certificateholders holding Class A Certificates evidencing Percentage Interests of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in
Section 7.1(a), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default (except a failure to make a Periodic Advance);

                   (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

                  (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty
(A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Mortgage Loans, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                (d)  It is intended that the REMIC 1995-2 formed hereunder shall constitute, and that the affairs of the REMIC 1995-2 shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the REMIC 1995-2, and that in such capacities it shall:

                   (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the REMIC 1995-2, using a calendar year as the taxable year for the REMIC 1995-2;

                  (ii) make, or cause to be made, an election, on behalf of the REMIC 1995-2, to be treated as a REMIC on the federal tax return of the REMIC 1995-2 for its first taxable year;

                 (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                  (iv) to the extent that the affairs of the REMIC 1995-2 are within its control, conduct such affairs of the REMIC 1995-2 at all times that any Certificates are outstanding so as to maintain the status of the REMIC 1995-2 as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

                   (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC 1995-2;

                  (vi) pay the amount of any and all federal, state, and local taxes imposed on the Trust Fund, prohibited transaction taxes as defined in
Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 4.2, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Sections 9.1(c) and 9.5 hereof;

                 (vii) ensure that any such returns or reports filed on behalf of the Trust Fund by the Trustee are properly executed by the appropriate person and submitted in a timely manner;

                (viii) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund;

                  (ix) as provided in Section 5.19 hereof, make available information necessary for the computation of any tax imposed (1) on transferrers of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust Fund. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Servicer;

                   (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee;

                  (xi) pay out of its own funds, without any right of reimbursement from the assets of the Trust Fund, any and all tax related expenses of the Trust Fund (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.3, 5.10 and 8.2 and other than taxes except as specified herein;

                 (xii) upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:




                        (1) the original projected principal and interest cash flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                        (2) the projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                        (3) the Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                        (4) the original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                        (5) the treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC 1995-2 with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                        (6) the amount and timing of any non-interest expenses of the REMIC 1995-2; and

                        (7) any taxes (including penalties and interest) imposed on the REMIC 1995-2, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes; and

                (xiii) make any other required reports in respect of interest payments in respect of the Mortgage Loans and acquisitions and abandonments or Mortgaged Property to the Internal Revenue Service and/or the borrowers, as applicable.

                (e) In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or otherwise (iii) the holders of the Class R Certificates in proportion to their undivided beneficial ownership interest in the related REMIC as are represented by such Class R Certificates. To the extent such tax is chargeable against the holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Remittance Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

                Section 9.2 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 9.1:

                   (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

                 (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                   (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

                  (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                 (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

                (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel (at the expense of the Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause the REMIC 1995-2 to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC 1995-2 to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

                Section 9.3 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

                Section 9.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

                Section 9.5 Trustee's Fees and Expenses; Indemnity. (a) The Trustee acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive the Trustee's Fee in accordance with the provision of Section 6.5(a). Additionally, the Trustee hereby covenants, for the benefit of the Depositor, that the Trustee has arranged separately with the Servicer for the payment to the Trustee of all of the Trustee's expenses in connection with this Agreement, including, without limitation, all of the Trustee's fees and expenses in connection with any actions taken by the Trustee pursuant to Section 9.12 hereof. For the avoidance of doubt, the parties hereto acknowledge that it is the intent of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with this transaction. The Trustee shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and the Trustee shall have no lien on the Trust Fund for the payment of its fees and expenses.

                (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust or the Trustee through the Servicer's acts or omissions in violation of this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. The obligations of the Servicer under this Section 9.5 arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article IX.

                Section 9.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) a banking association organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Certificate Insurer, and (e) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

                Section 9.7 Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Seller by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably delayed, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Seller by the Servicer.

                (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

                (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.8.

                (e) Upon any termination of, or appointment of any successor to the Trustee hereunder, the Trustee shall promptly transfer all of the Residual Interest (as defined under the Code) of the Trust to the successor Trustee.

                Section 9.8 Successor Trustee. Any successor trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Seller, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6. Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to Moody's and S&P. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

                Section 9.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                Section 9.10   Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust



Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.8 hereof.

                (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                Section 9.11 Tax Returns; OID Interest Reporting. (a) The Servicer and the Depositor, as applicable, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust Fund or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters and, upon request within seven (7) Business Days after its receipt thereof, the Servicer shall (a) sign on behalf of the Trust Fund any Tax Return that the Servicer is required to sign pursuant to applicable federal, state or local tax laws, and
(b) cause such Tax Return to have been returned to the Trustee for filing and for distribution to Certificateholders if required.

        (b) Amounts paid to Certificateholders as interest shall not be treated by the Trustee as constituting "qualified stated interest" as defined by Treasury regulation Section 1.1273-1(c) and Tax Returns prepared by the Trustee shall report such amounts in accordance with Treasury regulations addressing the treatment of original issue discount obligations.

                Section 9.12 Retirement of Certificates. The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.


        [Remainder of this page intentionally left blank]



                            ARTICLE X

                    Miscellaneous Provisions

                Section 10.1 Limitation on Liability of the Depositor and the Servicer. Neither the Depositor nor the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust, the Certificateholders or the Certificate Insurer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

                Section 10.2 Acts of Certificateholders; Certificateholders' Rights. (a) Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

                (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement and any Supplement pursuant to any provision hereof or thereof.

                (d) The rights of the Certificateholders of Series 1995-2 will be determined pursuant to the Agreement. The rights of the Holders of any Additional Certificates which may be issued by the Trustee pursuant to Section
6.11 of this Agreement shall be determined by a Supplement with respect thereto. As to any such Series of Additional Certificates, the rights of such Certificateholders as set forth in such Supplement shall supersede any rights of such Certificateholders expressed herein. Section 6.11 hereof describes (i) the provisions of any such Series which must be stated therein to describe the terms of such Series and (ii) the provisions of this Agreement which shall be applicable to any such new Series unless stated otherwise in such Supplement. Such Supplement may provide for any other agreements between the parties hereto as long as such agreements do not violate, as to any Certificates or any Additional Certificates, Section 10.3.

                Section 10.3 Amendment. (a) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer), without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to Moody's and S&P of any amendment made pursuant to this Section 10.3 or pursuant to Section 6.9 of the Purchase and Sale Agreement.

                (b) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders and such consent would not adversely affect the interests of the Certificate Insurer), the Majority Certificateholders and the Holders of the majority of the undivided beneficial ownership interest in the REMIC 1995-2 as is represented by the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC 1995-2 as a REMIC or cause a tax to be imposed on such REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of Certificates affected thereby.

                (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

                Section 10.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                Section 10.5 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

                Section 10.6 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, Irwin Home Equity Corporation, 2400 Camino Ramon, Suite 375, San Ramon, California 94583, Attention: Spencer Carlsen, Vice President of Operations (with copies to the Seller), (ii) in the case of the Seller, IHE Funding Corp., 500 Washington Street, Columbus, Indiana 47201, Attention: Greg Ehlinger, Vice President, with an additional copy of such notice simultaneously delivered to the Servicer, (iii) in the case of the Trustee, The Chase Manhattan Bank, N.A., Chase MetroTech Center, Brooklyn, New York 11245 Attention: Regina Bishop, Second Vice President, Institutional Trust Group, Prudential Securities Secured Financing Corporation Trust Series 1995-2,
(iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, 99 Church Street, New York, New York 10007
Attention: Jonathon Lieberman, (vi) in the case of S&P, 26 Broadway, New York, New York 10004 Attention: Residential Mortgage Surveillance Group, (vii) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Surveillance Department, (viii) in the case of the Fiscal Agent, to State Street Bank, 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency (or such other address as the Fiscal Agent shall specify to the Trustee in writing) and (ix) in the case of the Depositor or the Underwriter, One New York Plaza, New York, New York 10292, Attention: John Heeger, Managing Director. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

                Section 10.7 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

                Section 10.8 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

                Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                Section 10.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

                Section 10.11 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                Section 10.12 The Certificate Insurer Default. Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

                Section 10.13 Third Party Beneficiary. The parties agree that each of the Seller and the Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

                Section 10.14 Intent of the Parties. It is the intent of the Depositor and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                Section 10.15 Appointment of Tax Matters Person. The Holders of the Class R Certificates hereby appoint the Trustee to act, as their agent, as the Tax Matters Person for the REMIC 1995-2 for all purposes of the Code. The Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the code. The Holders of the Class R Certificates may hereafter appoint a different entity as their agent, or may appoint one of the Class R Certificateholders to be the Tax Matters Person.

                Section 10.16 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                (b) THE SERVICER AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.6 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR, THE SERVICER AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                (c) THE DEPOSITOR, THE SERVICER AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                       [End of Agreement.]






                IN WITNESS WHEREOF, the Servicer, the Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                PRUDENTIAL SECURITIES SECURED
                                FINANCING CORPORATION, as
                                Depositor



                                By:         /s/ JOHN HEEGER
                                   ----------------------------------
                                Name: John Heeger
                                Title: Vice President

                                IRWIN HOME EQUITY CORPORATION
                                as Servicer



                                By:         /s/ EDWIN K. CORBIN
                                   ----------------------------------
                                Name: Edwin K. Corbin
                                Title: Vice President


                                THE CHASE MANHATTAN BANK, N.A.,
                                as Trustee



                                By:            /s/ REGINA BISHOP
                                   ----------------------------------
                                Name: Regina Bishop
                                Title: Second Vice President








State of New York       )
                        )  ss.:
County of New York      )


                On the 6th day of December, 1995 before me, a Notary Public in and for the State of New York, personally appeared, Edwin Corbin known to me to be a Vice President of Irwin Home Equity Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                      /s/  ANN JANOWSKY
                                          --------------------------
                                                 Notary Public


                                        My Commission expires July 18, 1996
                                          [Notary Page]




State of New York       )
                        )  ss.:
County of New York      )


                On the 6th day of December, 1995 before me, a Notary Public in and for the State of New York, personally appeared Regina Bishop known to me to be a Second Vice President of The Chase Manhattan Bank, N.A., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                               /s/ MARGARET M. PRICE
                                  -------------------------
                                        Notary Public


                                My Commission expires April 22, 1997






State of New York       )
                        )  ss.:
County of New York      )

                On the 6th day of December, 1995 before me, a Notary Public in and for the State of New York, personally appeared John Heeger, known to me to be a Vice President of Prudential Securities Secured Financing Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                IN WITNESS WHEREOF, I have hereunder to set my hand and affixed my official seal the day and year in this certificate first above written.



                                          /s/  ANN JANOWSKY
                                              -----------------------
                                                  Notary Public


                                        My Commission expires July 18, 1996